                                                          Exhibit 99.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND SHAREOWNERS OF MEDIAONE GROUP, INC.:

    We have audited the accompanying Consolidated Balance Sheets of MediaOne Group, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997, and the related Consolidated Statements of Operations, Shareowners' Equity and Cash Flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and this schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MediaOne Group, Inc. and subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Denver, Colorado,
February 18, 1999 (except with
  respect to the matters discussed
  in Note 22, as to which the date
  is March 22, 1999).

                              REPORT OF MANAGEMENT

    The Consolidated Financial Statements of MediaOne Group have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The integrity and objectivity of information in these financial statements, including estimates and judgments, are the responsibility of management, as is all other financial information included in this report.

    MediaOne Group maintains a system of internal accounting controls designed to provide reasonable assurance as to the integrity and reliability of financial statements, the safeguarding of assets and the prevention and detection of material errors or fraudulent financial reporting. Monitoring of such systems includes an internal audit program designed to objectively assess the effectiveness of internal controls and recommend improvements therein.

    Limitations exist in any system of internal accounting controls based upon the recognition that the cost of the system should not exceed the benefits derived. MediaOne Group believes that the Company's system does provide reasonable assurance that transactions are executed in accordance with management's general or specific authorizations and is adequate to accomplish the stated objectives.

    The independent certified public accountants, whose report is included herein, were engaged to express an opinion on our Consolidated Financial Statements. Their opinion is based on procedures performed in accordance with generally accepted auditing standards, including examining, on a test basis, evidence supporting the amounts and disclosures in the Consolidated Financial Statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.

    In an attempt to assure objectivity, the financial information contained in this report is subject to review by the Audit Committee of the Board of Directors. The Audit Committee is composed of outside directors who meet regularly with management, internal auditors and independent auditors to review financial reporting matters, the scope of audit activities and the resolution of audit findings.

                                          Charles M. Lillis
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                          Richard A. Post
                                          EXECUTIVE VICE PRESIDENT AND
                                          CHIEF FINANCIAL OFFICER

February 18, 1999

                              MEDIAONE GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1998       1997       1996
                                                                                     ---------  ---------  ---------
                                                                                           DOLLARS IN MILLIONS
Sales and other revenues...........................................................  $   2,882  $   3,847  $   1,837

Operating expenses:
  Cost of sales and other revenues.................................................      1,013      1,255        563
  Selling, general and administrative..............................................        926      1,305        844
  Depreciation and amortization....................................................      1,182      1,257        386
                                                                                     ---------  ---------  ---------
    Total operating expenses.......................................................      3,121      3,817      1,793
                                                                                     ---------  ---------  ---------
Operating income (loss)............................................................       (239)        30         44

Interest expense...................................................................       (491)      (678)      (164)
Equity losses in unconsolidated ventures...........................................       (417)      (909)      (346)
Gain on sale of domestic wireless investment.......................................      3,869     --         --
Gains on sales of investments......................................................         70        421     --
Loss on PrimeStar investment.......................................................       (163)    --         --
Guaranteed minority interest expense...............................................        (74)       (87)       (55)
Other income (expense)--net........................................................         83         16        (16)
                                                                                     ---------  ---------  ---------
Income (loss) from continuing operations before income taxes.......................      2,638     (1,207)      (537)
(Provision) benefit for income taxes...............................................     (1,208)       380        180
                                                                                     ---------  ---------  ---------
Income (loss) from continuing operations...........................................      1,430       (827)      (357)

Income from discontinued operations--net of tax: (See Note 24)
  Results of operations............................................................        747      1,524      1,535
  Gain on Separation...............................................................     24,461     --         --
                                                                                     ---------  ---------  ---------
Income before extraordinary item...................................................     26,638        697      1,178
Extraordinary item--early extinguishment of debt--net of tax.......................       (333)    --         --
                                                                                     ---------  ---------  ---------
NET INCOME.........................................................................  $  26,305  $     697  $   1,178
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Preferred stock dividends and accretion............................................        (55)       (52)        (9)
Loss on redemption of Preferred Securities.........................................        (53)    --         --
                                                                                     ---------  ---------  ---------
EARNINGS AVAILABLE FOR COMMON STOCK(1).............................................  $  26,197  $     645  $   1,169
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

------------------------

(1) The Company distributed $25,345 as a dividend to New U S WEST stockholders upon the Separation representing the fair value of the businesses comprising New U S WEST.

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                              MEDIAONE GROUP, INC.

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1998        1997        1996
                                                                               ----------  ----------  ----------
                                                                                      IN THOUSANDS, EXCEPT
                                                                                       PER SHARE AMOUNTS
MEDIAONE GROUP STOCK(1)

BASIC EARNINGS (LOSS) PER COMMON SHARE:
  Income (loss) from continuing operations...................................  $     2.18  $    (1.45) $    (0.74)
  Income from discontinued operations(2).....................................        0.26        0.57        0.58
  Gain on Separation.........................................................       40.25      --          --
  Extraordinary item--early extinguishment of debt...........................       (0.55)     --          --
                                                                               ----------  ----------  ----------
Basic earnings (loss) per common share.......................................  $    42.14  $    (0.88) $    (0.16)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
BASIC AVERAGE COMMON SHARES OUTSTANDING......................................     607,648     606,749     491,924
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
DILUTED EARNINGS (LOSS) PER COMMON SHARE:
  Income (loss) from continuing operations...................................  $     2.10  $    (1.45) $    (0.74)
  Income from discontinued operations(2).....................................        0.24        0.57        0.58
  Gain on Separation.........................................................       37.46      --          --
  Extraordinary item--early extinguishment of debt...........................       (0.51)     --          --
                                                                               ----------  ----------  ----------
Diluted earnings (loss) per common share.....................................  $    39.29  $    (0.88) $    (0.16)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
DILUTED AVERAGE COMMON SHARES OUTSTANDING....................................     652,955     606,749     491,924
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

------------------------

(1) For additional earnings per share information of MediaOne Group Stock and earnings per share information of Communications Stock, see Note 17--Earnings Per Share--to the Consolidated Financial Statements.

(2) Amounts represent the operations of U S WEST Dex, Inc., which were discontinued as of June 12, 1998.

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                              MEDIAONE GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                                                    DECEMBER 31,
                                                                                                --------------------
                                                                                                  1998       1997
                                                                                                ---------  ---------
                                                                                                DOLLARS IN MILLIONS
                                                       ASSETS
Current assets:
  Cash and cash equivalents...................................................................  $     415  $     184
  Accounts and notes receivable, less allowance for credit losses of $31 and $64,
    respectively..............................................................................        255        604
  Income tax receivable.......................................................................        375     --
  Current portion of deferred tax asset.......................................................         74        102
  Prepaid and other...........................................................................         33         77
  Marketable securities.......................................................................         48     --
  Net investment in assets of discontinued operations.........................................     --          4,367
                                                                                                ---------  ---------
Total current assets..........................................................................      1,200      5,334

Property, plant and equipment-net.............................................................      4,069      4,272
Investment in AirTouch Communications.........................................................      5,919     --
Investment in Time Warner Entertainment.......................................................      2,442      2,486
Net investment in international ventures......................................................      1,344        742
Net investment in assets held for sale........................................................     --            419
Intangible assets-net.........................................................................     11,647     12,597
Other assets..................................................................................      1,571        933
                                                                                                ---------  ---------
Total assets..................................................................................  $  28,192  $  26,783
                                                                                                ---------  ---------
                                                                                                ---------  ---------

                                        LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
  Short-term debt.............................................................................  $     569  $     735
  Accounts payable............................................................................        332        395
  Employee compensation.......................................................................         80        109
  Deferred revenue and customer deposits......................................................         87        108
  Other.......................................................................................        546        841
                                                                                                ---------  ---------
Total current liabilities.....................................................................      1,614      2,188

Long-term debt................................................................................      4,853      8,228
Deferred income taxes.........................................................................      6,035      3,276
Deferred credits and other....................................................................        641        587
Commitments and contingencies.................................................................

Minority interest in Centaur Funding..........................................................      1,099     --
Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding
  solely Company-guaranteed debentures........................................................      1,061      1,080
Preferred stock subject to mandatory redemption...............................................        100        100

Shareowners' equity:
  Series D Preferred Stock--$1.00 per share par value, 20,000,000 shares authorized,
    19,999,478 shares issued and outstanding..................................................        927        923
  Common shares--.............................................................................     10,324     10,876
    MediaOne Group Stock--$0.01 per share par value, 2,000,000,000 shares authorized,
     630,915,792 and 626,565,410 issued, and 603,475,920 and 607,807,934 outstanding, respectively.............................................................................
    Communications Stock--$0.01 per share par value, 2,000,000,000 shares authorized,
     484,522,015 issued and 484,515,415 outstanding in 1997...................................
  Retained earnings (deficit).................................................................        669       (359)
  LESOP guarantee.............................................................................     --            (46)
  Accumulated other comprehensive income (loss)...............................................        869        (70)
                                                                                                ---------  ---------
Total shareowners' equity.....................................................................     12,789     11,324
                                                                                                ---------  ---------
Total liabilities and shareowners' equity.....................................................  $  28,192  $  26,783
                                                                                                ---------  ---------
                                                                                                ---------  ---------

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                              MEDIAONE GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1998       1997       1996
                                                                                       ---------  ---------  ---------
                                                                                             DOLLARS IN MILLIONS
OPERATING ACTIVITIES
Net income...........................................................................  $  26,305  $     697  $   1,178
Adjustments to net income:
  Discontinued operations............................................................       (747)    (1,524)    (1,535)
  Gain on Separation.................................................................    (24,461)    --         --
  Extraordinary loss on debt extinguishment..........................................        333     --         --
  Depreciation and amortization......................................................      1,182      1,257        386
  Equity losses in unconsolidated ventures...........................................        417        909        346
  Distribution from unconsolidated ventures..........................................         51          9         14
  Gain on sale of domestic wireless investment.......................................     (3,869)    --         --
  Gains on sales of investments......................................................        (70)      (421)    --
  Loss on PrimeStar investment.......................................................        163     --         --
  Deferred income taxes and amortization of investment tax credits...................      1,579       (149)       (68)
  Provision for uncollectibles.......................................................         42         74         44
Separation costs paid................................................................       (140)    --         --
Changes in operating assets and liabilities:
  Accounts and notes receivable......................................................        142       (163)       (83)
  Prepaid and other current assets...................................................        (22)       (44)        14
  Accounts payable and accrued liabilities...........................................       (304)       239        114
Other-net............................................................................        (37)       111         21
                                                                                       ---------  ---------  ---------
Cash provided by operating activities................................................        564        995        431
                                                                                       ---------  ---------  ---------
INVESTING ACTIVITIES
Expenditures for property, plant and equipment.......................................     (1,726)    (1,522)      (627)
Payment to Continental Cablevision shareowners.......................................     --         (1,150)    --
Investments in international ventures................................................       (583)      (334)      (257)
Investments in domestic ventures.....................................................       (108)      (249)      (164)
Purchase of miscellaneous assets.....................................................        (92)       (25)    --
Proceeds from sales of investments...................................................        241      1,827         28
Cash from net investment in assets held for sale.....................................         31        231        213
Other-net............................................................................       (164)    --         --
                                                                                       ---------  ---------  ---------
Cash used for investing activities...................................................     (2,401)    (1,222)      (807)
                                                                                       ---------  ---------  ---------
FINANCING ACTIVITIES
Net proceeds from (repayments of) short-term debt....................................        728     (3,556)     3,829
Repayments of long-term debt.........................................................     (5,447)      (379)    (4,217)
Repayments of Preferred Securities...................................................       (582)    --         --
Proceeds from issuance of long-term debt-net.........................................      1,642      4,123        360
Proceeds from issuance of Preferred Securities-net...................................        484     --            465
Proceeds from issuance of common stock...............................................        144        106        136
Proceeds from issuance of Centaur Funding Preference Shares-net......................      1,099     --         --
Purchases of treasury stock..........................................................       (383)       (53)      (297)
Dividends paid on common stock.......................................................       (519)      (992)      (939)
Dividends paid on preferred stock....................................................        (51)       (50)        (9)
                                                                                       ---------  ---------  ---------
Cash used for financing activities...................................................     (2,885)      (801)      (672)
                                                                                       ---------  ---------  ---------
Cash provided by discontinued operations.............................................      4,953      1,091      1,149
                                                                                       ---------  ---------  ---------
CASH AND CASH EQUIVALENTS
  Increase...........................................................................        231         63        101
  Beginning balance..................................................................        184        121         20
                                                                                       ---------  ---------  ---------
  Ending balance.....................................................................  $     415  $     184  $     121
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                              MEDIAONE GROUP, INC.

                 CONSOLIDATED STATEMENTS OF SHAREOWNERS' EQUITY

                                                                                                       ACCUMULATED
                                                                                                          OTHER
                                                                                                      COMPREHENSIVE
                                                                                                      INCOME/(LOSS)
                                                                                                      -------------
                                                     PREFERRED     COMMON     RETAINED                   FOREIGN
                                                       STOCK        STOCK     EARNINGS      LESOP       CURRENCY
                                                      AMOUNT       AMOUNT     (DEFICIT)   GUARANTEE    TRANSLATION
                                                    -----------  -----------  ---------  -----------  -------------
                                                                          DOLLARS IN MILLIONS
BALANCE DECEMBER 31, 1995.........................                $   8,228   $    (121)  $    (127)    $     (38)
Issuance of Communications Stock..................                      216
Issuance of MediaOne Group Stock for Continental
  Acquisition.....................................                    2,590
Other issuances of MediaOne Group Stock...........                       38
Issuance of Series D Preferred Stock..............   $     920
Purchase of treasury stock........................                     (297)
Common dividends declared ($2.14 per
  Communications share)...........................                               (1,024)
Preferred dividends...............................                                   (9)
Other.............................................                      (34)         (7)         36
Comprehensive Income:
  Net income......................................                                1,178
  Market value adjustments for debt and equity
    securities, net...............................
  Foreign currency translation....................                                                             (1)
    Other comprehensive income, net...............
Total comprehensive income........................
                                                         -----   -----------  ---------       -----           ---
BALANCE DECEMBER 31, 1996.........................         920       10,741          17         (91)          (39)
Issuance of Communications Stock..................                      138
Issuance of MediaOne Group Stock..................                       40
Purchase of treasury stock........................                      (53)
Common dividends declared ($2.14 per
  Communications share)...........................                               (1,034)
Preferred dividends...............................           3                      (52)
Other.............................................                       10          13          45
Comprehensive Income:
  Net income......................................                                  697
  Market value adjustments for debt and equity
    securities, net...............................
  Foreign currency translation....................                                                            (56)
    Other comprehensive income, net...............
Total comprehensive income........................
                                                         -----   -----------  ---------       -----           ---
BALANCE DECEMBER 31, 1997.........................         923       10,876        (359)        (46)          (95)
Issuance of Communications Stock..................                       24
Distribution of New U S WEST......................                     (421)    (24,924)
Issuance of MediaOne Group Stock..................                       81
Purchase of treasury stock........................                     (383)
Common dividends declared ($0.535 per
  Communications share)...........................                                 (260)
Preferred dividends and accretion.................           4                      (55)
Loss on redemption of Preferred Securities........                                  (53)
Other.............................................                      147          15          46
Comprehensive Income:
  Net income......................................                               26,305
  Market value adjustments for debt and equity
    securities and Exchangeable Notes, net........
  Foreign currency translation....................                                                             (4)
    Other comprehensive income, net...............
Total comprehensive income........................
                                                         -----   -----------  ---------       -----           ---
BALANCE DECEMBER 31, 1998.........................   $     927    $  10,324   $     669   $  --         $     (99)
                                                         -----   -----------  ---------       -----           ---
                                                         -----   -----------  ---------       -----           ---


                                                       UNREALIZED
                                                     GAIN/(LOSS) ON
                                                     DEBT AND EQUITY              COMPREHENSIVE
                                                       SECURITIES        TOTAL        INCOME
                                                    -----------------  ---------  --------------

BALANCE DECEMBER 31, 1995.........................      $       6      $     (32)
Issuance of Communications Stock..................
Issuance of MediaOne Group Stock for Continental
  Acquisition.....................................
Other issuances of MediaOne Group Stock...........
Issuance of Series D Preferred Stock..............
Purchase of treasury stock........................
Common dividends declared ($2.14 per
  Communications share)...........................
Preferred dividends...............................
Other.............................................
Comprehensive Income:
  Net income......................................                                  $    1,178
  Market value adjustments for debt and equity
    securities, net...............................             (5)            (5)
  Foreign currency translation....................                            (1)
                                                                       ---------
    Other comprehensive income, net...............                            (6)           (6)
                                                                                       -------
Total comprehensive income........................                                  $    1,172
                                                            -----      ---------       -------
                                                                                       -------
BALANCE DECEMBER 31, 1996.........................              1            (38)
Issuance of Communications Stock..................
Issuance of MediaOne Group Stock..................
Purchase of treasury stock........................
Common dividends declared ($2.14 per
  Communications share)...........................
Preferred dividends...............................
Other.............................................
Comprehensive Income:
  Net income......................................                                         697
  Market value adjustments for debt and equity
    securities, net...............................             24             24
  Foreign currency translation....................                           (56)
                                                                       ---------
    Other comprehensive income, net...............                           (32)          (32)
                                                                                       -------
Total comprehensive income........................                                  $      665
                                                            -----      ---------       -------
                                                                                       -------
BALANCE DECEMBER 31, 1997.........................             25            (70)
Issuance of Communications Stock..................
Distribution of New U S WEST......................
Issuance of MediaOne Group Stock..................
Purchase of treasury stock........................
Common dividends declared ($0.535 per
  Communications share)...........................
Preferred dividends and accretion.................
Loss on redemption of Preferred Securities........
Other.............................................
Comprehensive Income:
  Net income......................................                                      26,305
  Market value adjustments for debt and equity
    securities and Exchangeable Notes, net........            943            943
  Foreign currency translation....................                            (4)
                                                                       ---------
    Other comprehensive income, net...............                           939           939
                                                                                       -------
Total comprehensive income........................                                  $   27,244
                                                            -----      ---------       -------
                                                                                       -------
BALANCE DECEMBER 31, 1998.........................      $     968      $     869
                                                            -----      ---------
                                                            -----      ---------

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                              MEDIAONE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 1: THE SEPARATION

    Prior to June 12, 1998, MediaOne Group, Inc. ("MediaOne Group" or the "Company") was known as "U S WEST, Inc." ("Old U S WEST"). On June 12, 1998, Old U S WEST separated its businesses into two independent public companies (the "Separation"). Until the Separation, Old U S WEST conducted its businesses through two groups: U S WEST Media Group (the "Media Group") and U S WEST Communications Group (the "Communications Group"). Upon Separation, Old U S WEST was renamed "MediaOne Group, Inc." and retained the multimedia businesses of Media Group, except for U S WEST Dex, Inc. ("Dex"), the domestic directory business. The telecommunications businesses of the Communications Group became an independent public company and retained the "U S WEST, Inc." name ("New U S WEST"). In addition, Dex was aligned with New U S WEST (the "Dex Alignment").

    The Separation was consummated pursuant to the terms of a separation agreement between MediaOne Group and New U S WEST (the "Separation Agreement"). The Company accounted for the distribution of New U S WEST stock to the Communications Group stockholders, and to the Media Group stockholders for the Dex Alignment, as a discontinuance of the businesses comprising New U S WEST. As a result, certain financial information of Old U S WEST has been restated to give effect to the classification of New U S WEST as a discontinued operation. See Note 24--Discontinued Operations--to the Consolidated Financial Statements.

    Prior to the Separation, Old U S WEST had outstanding two separate classes of common stock which reflected the performance of its two groups. The performance of Media Group was reflected by the U S WEST Media Group common stock (the "Media Stock") and the performance of the Communications Group was reflected by the U S WEST Communications Group common stock (the "Communications Stock"). Upon Separation, and in accordance with the Separation Agreement, each outstanding share of Media Stock remains outstanding and represents one share of MediaOne Group common stock ("MediaOne Group Stock"). Each issued and outstanding share of Communications Stock was redeemed for one share of New U S WEST common stock. See Note 16--Shareowners' Equity--to the Consolidated Financial Statements.

    In connection with the Dex Alignment, (i) each holder of Media Stock received as a dividend .02731 shares of New U S WEST common stock for each share of Media Stock held (the "Dex Dividend"), and (ii) $3.9 billion of Old U S WEST debt was refinanced by New U S WEST.

    In connection with the Separation, MediaOne Group refinanced substantially all of the indebtedness issued or guaranteed by Old U S WEST through a combination of tender offers, prepayments and consent solicitations (the "Refinancing"). See Note 10--Debt--to the Consolidated Financial Statements.

NOTE 2: BUSINESS OVERVIEW

    MediaOne Group is a diversified global broadband communications company, and the third largest cable television system operator in the United States with large clusters in Atlanta, Massachusetts, California, Florida, Detroit, and Minneapolis/St. Paul. The Company has operations and investments in two principal areas: (1) domestic broadband communications, and (2) international broadband and wireless communications. Among its investments, MediaOne Group owns an investment in Time Warner

                              MEDIAONE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2: BUSINESS OVERVIEW (CONTINUED)
Entertainment Company, L.P. ("TWE" or "Time Warner Entertainment"), which provides cable programming, filmed entertainment and broadband communications services, and is the second largest cable television system operator in the United States. The Company also owns an investment in Telewest Communications plc ("Telewest"), the largest provider of residential cable, telephone and Internet access services in the United Kingdom.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION. The Consolidated Financial Statements include the accounts of the Company and its majority-owned subsidiaries. Effective on December 31, 1998, the Consolidated Balance Sheet includes the accounts of the capital assets segment. Prior to this time, the capital assets segment had been reported as "net investment in assets held for sale." See Note 23--Net Investment In Assets Held For Sale--to the Consolidated Financial Statements. All significant intercompany amounts and transactions within continuing operations have been eliminated. Investments in less than majority-owned ventures are generally accounted for using the equity method.

    Certain reclassifications within the Consolidated Financial Statements have been made to conform to the current year presentation.

    USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS. Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates.

    PROPERTY, PLANT AND EQUIPMENT. The investment in property, plant and equipment, including construction materials, is carried at cost less accumulated depreciation. Additions, replacements and substantial betterments are capitalized. Costs for normal repair and maintenance of property, plant and equipment are expensed as incurred.

    MediaOne of Delaware, Inc. ("MediaOne"), the domestic cable and broadband subsidiary of the Company, provides for depreciation of certain property, plant and equipment using various straight-line group methods and remaining economic lives. When depreciable property, plant and equipment accounted for on the group methods is retired or sold, the original cost less the net salvage value is generally charged to accumulated depreciation. The Company's remaining assets are depreciated using the straight-line method. Gains or losses on disposal are included in income.

    The Company depreciates buildings between 10 to 35 years, cable distribution systems between 3 to 15 years, and general purpose computers and other between 3 to 20 years.

    Interest related to qualifying construction projects, including construction projects of equity method investees, is capitalized and reflected as a reduction of interest expense. Amounts capitalized were $19, $36 and $38 for the years ended 1998, 1997 and 1996, respectively.

                              MEDIAONE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    COMPUTER SOFTWARE. MediaOne capitalizes computer software, whether purchased or developed internally. Capitalized software costs are amortized over periods ranging up to 5 years. MediaOne Group expenses all other computer software costs.

    Capitalized computer software of $89 and $24 at December 31, 1998 and 1997, respectively, is recorded in property, plant and equipment. MediaOne amortized capitalized computer software costs of $13, $10 and $1 in 1998, 1997 and 1996, respectively.

    INTANGIBLE ASSETS. Intangible assets are recorded when the cost of acquired companies exceeds the fair value of their net tangible assets. The costs of identified intangible assets and goodwill are amortized by the straight-line method over periods ranging from 5 to 25 years. These assets are evaluated for impairment with other related assets, using the methodology as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

    INVESTMENTS IN DEBT AND EQUITY SECURITIES. Debt and marketable equity securities are classified as available for sale and are carried at fair market value with unrealized gains and losses included in equity as a component of other comprehensive income.

    FOREIGN CURRENCY TRANSLATION. Assets and liabilities of international subsidiaries and investments are translated at year-end exchange rates, and income statement items are translated at average exchange rates for the year. Resulting translation adjustments are included in equity as a component of other comprehensive income. Gains and losses resulting from foreign currency transactions are included in income.

    FINANCIAL INSTRUMENTS. Synthetic instrument accounting is used for interest rate swaps if the index, maturity, and amount of the instrument match the terms of the underlying debt. Net interest accrued is recognized over the life of the instruments as an adjustment to interest expense and is a component of cash provided by operating activities. Any gain or loss on the termination of an instrument that qualifies for synthetic instrument accounting would be deferred and amortized over the remaining life of the original instrument.

    Deferral accounting is used for foreign currency forward and purchased option contracts which qualify for and are designated as hedges of firm equity investment commitments and for forward and purchased option contracts which qualify as hedges of future debt issues or investments in debt and equity securities. To qualify for deferral accounting, the contracts must have a high inverse correlation to the exposure being hedged, and reduce the risk or volatility associated with changes in foreign exchange rates, interest rates, or equity prices. Qualified foreign exchange contracts are carried at market value with gains and losses recorded in equity until sale of the investment. Qualified interest rate contracts are associated with the related debt and amortized as yield adjustments. Qualified interest rate and equity contracts associated with investments in debt or equity securities are carried at market value, with gains and losses recorded to the associated investment account. Any gain or loss on the termination of a contract that qualifies for deferral accounting would be deferred and accounted for with the underlying transaction being hedged. If a contract does not maintain the required correlation with the hedged item, deferral accounting is terminated and a gain or loss is recognized in the Consolidated Statement of Operations for the difference between the change in the fair value of the contract and the change in the fair value of the hedged item.

    Market value accounting is used for derivative contracts which do not qualify for synthetic instrument or hedge accounting. Market value accounting is also used for foreign exchange contracts designated as

                              MEDIAONE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) hedges of foreign denominated receivables and payables. These contracts are carried at market value in other assets or liabilities with gains and losses recorded as other income or expense. The Company does not enter into derivative financial instruments for trading purposes.

    STOCK OPTIONS. MediaOne Group accounts for its stock incentive plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The Company also follows the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." See Note 18--Stock Incentive Plans--to the Consolidated Financial Statements.

    REVENUE RECOGNITION. Cable television, local telephone and high speed data Internet access are generally billed monthly in advance, and revenues are recognized the following month when services are provided. Revenues derived from other cable television services, including pay-per-view and advertising, are recognized as the service is provided.

    ADVERTISING COSTS. Costs related to advertising are expensed as incurred. Advertising expense was $114, $206 and $73 in 1998, 1997 and 1996, respectively.

    INCOME TAXES. The provision for income taxes consists of an amount for taxes currently payable or receivable and an amount for tax consequences deferred to future periods.

    EARNINGS PER COMMON SHARE. MediaOne Group computes basic and diluted earnings per common share in accordance with SFAS No. 128, "Earnings Per Share." See Note 17--Earnings Per Share--to the Consolidated Financial Statements. Unless otherwise indicated, all per share amounts in the notes to the Consolidated Financial Statements are computed based on basic weighted average common shares outstanding.

    FUTURE IMPLEMENTATION OF NEW ACCOUNTING STANDARDS. In the year 2000, the Company will adopt SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. Among other things, the statement requires that an entity recognize all derivative instruments on the balance sheet as either assets or liabilities, and to account for those instruments at fair value. The Company is evaluating the impact of SFAS No. 133.

    Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," was issued in March 1998. SOP 98-1, among other things, requires that certain costs of internal use software, whether purchased or developed internally, be capitalized and amortized over the estimated useful life of the software. Adoption of SOP 98-1 is required as of January 1, 1999 and will not have a material impact on the financial position or results of operations of the Company.

    SOP 98-5, "Reporting on the Costs of Start-Up Activities," was issued in April 1998. SOP 98-5 requires, among other things, that the costs related to start-up activities of a new entity, facility, product or service be expensed. Adoption of SOP 98-5 is required as of January 1, 1999 and will not have a material impact on the results of operations of the Company.

                              MEDIAONE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4: DOMESTIC ACQUISITIONS AND DISPOSITIONS

    AIRTOUCH COMMUNICATIONS. On April 6, 1998, MediaOne Group sold its domestic wireless businesses to AirTouch Communications, Inc. ("AirTouch") in a tax-efficient transaction (the "AirTouch Transaction"). The AirTouch Transaction was consummated pursuant to an agreement and plan of merger (the "AirTouch Merger Agreement") dated as of January 29, 1998. The domestic wireless businesses included cellular communication services provided to 2.6 million customers in 12 western and midwestern states and a 25 percent interest in PrimeCo Personal Communications, L.P. ("PrimeCo"). Pursuant to the AirTouch Merger Agreement, AirTouch acquired these cellular and personal communications services ("PCS") interests. Consideration under the AirTouch Transaction consisted of (i) debt assumption of $1,350, (ii) the issuance to MediaOne Group of $1,650 in liquidation preference of 5.143 percent dividend bearing AirTouch preferred stock (fair value of $1,493), and (iii) the issuance to MediaOne Group of 59,314,000 shares of AirTouch common stock. The transaction resulted in a gain of $2,257, net of deferred taxes of $1,612.

    MediaOne Group accounts for its investment in AirTouch stock under the cost method of accounting, as available for sale securities. The AirTouch preferred stock is stated at fair value on the Consolidated Balance Sheet, in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." To minimize MediaOne Group's exposure to fluctuations in the fair value of the AirTouch preferred stock, the Company entered into an interest rate swap agreement in April 1998 and an interest rate option agreement in October 1998. The interest rate swap agreement matured in October 1998, and the interest rate option agreement in December 1998.

    During September 1998, the change in the value of the AirTouch preferred stock and interest rate swap did not achieve the required correlation to continue deferral accounting. Consequently, the Company recognized a net loss of $31 (net of income tax benefits of $19) in other income for the change in the fair value of the AirTouch preferred stock not offset by the fair value of the interest rate swap agreement in accordance with SFAS No. 80, "Accounting for Futures Contracts." In addition, the Company recorded a charge of $12 (net of income tax benefits of $8) for the purchase of the interest rate option offset by a gain on the portion of the interest rate option associated with the issuance of Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely Company-guaranteed debentures ("Preferred Securities"). The gain on the interest rate option associated with the Preferred Securities was $6 (net of income tax expense of $4).

    In January 1999, AirTouch entered into an agreement to merge its operations with a subsidiary of Vodafone Group Public Limited Company ("Vodafone"). See
Note 22--Subsequent Events--to the Consolidated Financial Statements.

    CABLE SYSTEMS. In December 1998, the Company acquired Time Warner, Inc.'s ("Time Warner") cable systems in the cities of Dearborn and Wayne, Michigan for $57. The systems serve approximately 31,000 subscribers. In addition, during 1998, MediaOne Group sold various cable television systems in California, Idaho, Iowa and Washington, serving approximately 33,000 subscribers, for total proceeds of $50.

    On October 13, 1998, MediaOne Group and Tele-Communications, Inc. ("TCI") signed a definitive agreement to exchange certain of MediaOne Group's cable television systems in Illinois and Michigan for certain of TCI's cable television systems in South Florida and California. The cable systems each serve approximately 500,000 subscribers. Consummation of the exchange is expected to occur in mid-1999, subject to regulatory approvals. These cable systems had a net book value of $521 at December 31, 1998,

                              MEDIAONE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4: DOMESTIC ACQUISITIONS AND DISPOSITIONS (CONTINUED) and contributed revenues of $253 and operating income of $33 during 1998. In addition, MediaOne Group entered into a definitive agreement to sell its cable television systems in Reno, Nevada for approximately $21. The Nevada systems served approximately 10,000 subscribers, and closed in the first quarter of 1999. In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company stopped depreciating and amortizing the systems held for sale.

    In May 1997, pursuant to a Federal Communications Commission ("FCC") order, the Company entered into an agreement to sell its cable systems in Minnesota (the "Minnesota System") for proceeds of $600. Under the terms of the agreement, the Company had the right to terminate the agreement at any time upon payment of a $30 termination fee. As a result of the Separation, the Company was no longer prohibited by federal law from owning the Minnesota System. In February 1998, in response to Old U S WEST's petition, the FCC granted a waiver which permitted the Company to retain the Minnesota System. The Company terminated the agreement to sell the Minnesota System and otherwise settled all claims related thereto.

    HIGH SPEED DATA JOINT VENTURE. On June 15, 1998, MediaOne Group formed a joint venture with Time Warner, TWE and Time Warner Entertainment-Advance/Newhouse Partnership ("TWE/AN") called "ServiceCo, LLC" (the "HSD Joint Venture") to deliver high speed data ("HSD") services. The parties to the joint venture contributed certain of their respective HSD assets into the HSD Joint Venture in exchange for common equity interests of approximately 31.4 percent for MediaOne Group, 10.7 percent for Time Warner,
25.0 percent for TWE and 32.9 percent for TWE/AN. In addition, Microsoft Corporation and Compaq Computer Corporation each contributed $212.5 million for a respective 10 percent preferred equity investment in the HSD Joint Venture. The preferred shares are convertible into a combined 20 percent common equity interest in the HSD Joint Venture. MediaOne Group will provide HSD services under the "Road Runner" brand name.

    Assuming the conversion of the preferred shares and taking into account MediaOne Group's ownership in TWE, MediaOne Group would hold a proportionate diluted common equity interest in the HSD Joint Venture of approximately 34.6 percent. MediaOne Group accounts for its investment in the HSD Joint Venture under the equity method of accounting.

    The HSD Joint Venture is responsible for maintaining connections to the Internet, providing technical customer support and developing national content. The parties to the joint venture operate their respective HSD businesses and are responsible for their respective customers' billing and customer service issues. Accordingly, MediaOne Group continues to reflect HSD service revenues in its consolidated results, as well as a service fee payable to the HSD Joint Venture for services provided.

    COMPETITIVE LOCAL EXCHANGE BUSINESSES. During November 1998, MediaOne Group entered into a definitive agreement with Hyperion Communications to sell the Company's investments in Continental Fiber Technologies, Inc. and Alternet of Virginia, Inc., providers of business telephony services in Jacksonville, Florida and Richmond, Virginia, respectively, for approximately $80, (the "CLEC Businesses"). The sale is expected to close in the first half of 1999. In accordance with SFAS No. 121, the Company has stopped depreciating these assets. The CLEC Businesses had a net book value at December 31, 1998 of $33, and contributed revenues of $14 and operating losses of $3 during 1998.

                              MEDIAONE GROUP, INC.

NOTE 4: DOMESTIC ACQUISITIONS AND DISPOSITIONS (CONTINUED)

    PRIMESTAR. Prior to April 1, 1998, the Company held a 10.4 percent interest in PrimeStar Partners, L.P. ("Old PrimeStar"). In addition, MediaOne distributed PrimeStar direct broadcast satellite ("DBS") services to subscribers in its service areas and, as a result, reflected consolidated operating results with respect to such subscribers. On April 1, 1998, the Company contributed its interest in Old PrimeStar, as well as its PrimeStar subscribers and certain related assets, to PrimeStar, Inc. ("PrimeStar"), a newly formed entity, in exchange for an approximate 10 percent interest in PrimeStar and $77 in cash (the "PrimeStar Contribution").

    In December 1998, PrimeStar management provided a business plan to its board of directors, of which MediaOne Group is a part. Additionally, in January 1999, Hughes Electronics Corporation ("Hughes") entered into an agreement to purchase PrimeStar's DBS assets. Based on its review of PrimeStar's business plan and on the anticipated sale to Hughes, the Company believes it will not receive proceeds on the sale of its investment in PrimeStar. As a result, MediaOne Group recorded a charge of $163 ($100 after tax) to reduce the carrying amount of its investment in PrimeStar to zero. MediaOne Group is currently a guarantor of letters of credit for PrimeStar totaling approximately $100. See Note 22--Subsequent Events--to the Consolidated Financial Statements.

NOTE 5: OPERATING SEGMENTS

    In fourth-quarter 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for disclosures about products and services and geographic areas. Operating segments are components of an enterprise for which separate financial information is available and which is evaluated regularly by the Company's chief operating decision maker, or decision making group, in deciding how to allocate resources and assess performance. Operating segments are managed separately and represent strategic business units that offer different products and serve different markets.

    The Company's reportable segments include: (1) domestic cable and broadband,
(2) international services, and (3) corporate and other. The domestic cable and broadband segment is comprised of MediaOne and Multimedia Ventures. MediaOne consists of cable television properties serving 5.0 million domestic subscribers and passing 8.5 million domestic homes. Multimedia Ventures includes the Company's equity interest in Time Warner Entertainment. The international services segment includes the cable and broadband and wireless communications operations located abroad, in addition to international corporate overhead. Corporate and other includes the discontinued operations of New U S WEST, capital assets (which was held for sale until December 31, 1998), investments in domestic interactive services, the domestic wireless business (which was sold in April 1998 in conjunction with the AirTouch Transaction), the international directories operations (of which the wholly owned operations in the United Kingdom and Poland were sold in 1997), and corporate overhead.

    MediaOne Group believes that proportionate financial data facilitates the understanding and assessment of its results. Therefore, "Sales and Other Revenues" for each segment is presented on a proportionate basis. Proportionate results reflect the relative weight of MediaOne Group's ownership in each of its respective domestic and international equity ventures together with the consolidated results of its subsidiaries. In addition, the Company believes earnings before interest, taxes, depreciation, amortization and other ("EBITDA") is an important indicator of the operating performance of its businesses. As such,

                              MEDIAONE GROUP, INC.

NOTE 5: OPERATING SEGMENTS (CONTINUED)
EBITDA is also presented, on a proportionate basis, for each segment. The computation of EBITDA also excludes gains on asset sales, equity losses, guaranteed minority interest expense, and restructuring charges. Adjustments made to "Sales and Other Revenues" and EBITDA to arrive at proportionate results are reversed in the column labeled "Eliminations and Adjustments," in conformance with SFAS 131, so that in total, "Sales and Other Revenues" and EBITDA reflect consolidated results. All other line items presented in the tables reflect consolidated results.

    Consolidated results for the operating segments reflect the accounting policies described in Note 3-- Summary of Significant Accounting Policies--to the Consolidated Financial Statements. Intersegment sales and transfers are accounted for at fair value as if the sales were to third parties. For proportionate results, the venture's management determines its accounting policies.

    Industry segment financial information follows. Certain prior year information has been reclassified to conform with the 1998 presentation.

                                                   DOMESTIC CABLE
                                                         &
                                                     BROADBAND
                                              ------------------------                            ELIMINATIONS
                                                           MULTIMEDIA                                  &
                                               MEDIAONE    VENTURES(1)  INTERNATIONAL    OTHER    ADJUSTMENTS   CONSOLIDATED
                                              -----------  -----------  -------------  ---------  ------------  ------------
1998
Sales and other revenues....................   $   2,467    $   3,124     $   1,456    $     439   $   (4,604)   $    2,882
EBITDA(2)...................................         941          800           205           46       (1,049)          943
Net income (loss)...........................        (536)         (11)         (317)      27,169       --            26,305
Equity gains (losses) in unconsolidated
  ventures..................................         (24)           7          (352)         (48)      --              (417)
Total assets................................      16,003        2,551         2,308        7,330       --            28,192
Investments in equity ventures..............          46        2,442         1,083           71       --             3,642
Capital expenditures........................       1,618       --                12           96       --             1,726
                                              -----------  -----------       ------    ---------  ------------  ------------
1997
Sales and other revenues....................   $   2,323    $   2,887     $   1,230    $   1,471   $   (4,064)   $    3,847
EBITDA(2)...................................         930          711            77          300         (731)        1,287
Net income (loss)...........................        (402)         (21)         (488)       1,608       --               697
Equity gains (losses) in unconsolidated
  ventures..................................         (22)          13          (775)        (125)      --              (909)
Total assets................................      15,719        2,534         2,164        6,366       --            26,783
Investments in equity ventures..............          61        2,486           624          523       --             3,694
Capital expenditures........................       1,216       --                21          265       --             1,502
                                              -----------  -----------       ------    ---------  ------------  ------------
1996
Sales and other revenues....................   $     499    $   2,768     $     687    $   1,295   $   (3,412)   $    1,837
EBITDA(2)...................................         196          580           (52)         242         (536)          430
Net income (loss)...........................         (77)         (32)         (304)       1,591       --             1,178
Equity gains (losses) in unconsolidated
  ventures..................................          (3)          13          (320)         (36)      --              (346)
Total assets................................      16,348        2,558         2,327        6,494       --            27,727
Investments in equity ventures..............          64        2,477         1,458          439       --             4,438
Capital expenditures........................         348       --                18          277       --               643
                                              -----------  -----------       ------    ---------  ------------  ------------

                              MEDIAONE GROUP, INC.

NOTE 5: OPERATING SEGMENTS (CONTINUED)
------------------------

(1) Multimedia Ventures includes MediaOne Group's 25.51 percent equity interest in TWE, as well as domestic cable overheads. The reported TWE results are prepared in accordance with GAAP and have not been adjusted to report TWE investments accounted for under the equity method on a proportionate basis.

(2) EBITDA should not be considered an alternative to operating or net income as an indicator of the performance of MediaOne Group's businesses, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with GAAP.

    A portion of general and administrative costs, including executive management, legal, tax, accounting and auditing, treasury, strategic planning and public policy services, are directly assigned to the Company's subsidiaries based on actual utilization or are allocated based on operating expenses, number of employees, external revenues, average capital and/or average equity.

    Total assets are those assets and investments that are used in, or pertain to, each segment's operations. The "Other" column includes primarily cash; debt and equity securities; net assets of discontinued operations and net investment in assets held for sale for the capital assets segment in 1997 and 1996; the domestic wireless businesses; investments in domestic interactive services; and other corporate assets.

    The following table presents a geographic breakout for proportionate revenues and EBITDA and a reconciliation to consolidated amounts:

YEAR ENDED DECEMBER 31,                                           1998       1997       1996
--------------------------------------------------------------  ---------  ---------  ---------
PROPORTIONATE REVENUE:
  United States...............................................  $   5,966  $   6,571  $   4,356
  United Kingdom..............................................        856        609        416
  Central Europe..............................................        510        378        301
  Asia and other..............................................        154        353        176
                                                                ---------  ---------  ---------
Proportionate revenue.........................................      7,486      7,911      5,249
Less: Proportionate adjustments...............................     (4,604)    (4,064)    (3,412)
                                                                ---------  ---------  ---------
  Consolidated revenues.......................................  $   2,882  $   3,847  $   1,837
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------
PROPORTIONATE EBITDA:
  United States...............................................  $   1,779  $   1,937  $     998
  United Kingdom..............................................        106        (23)       (45)
  Central Europe..............................................        169        102         82
  Asia and other..............................................        (62)         2        (69)
                                                                ---------  ---------  ---------
Proportionate EBITDA..........................................      1,992      2,018        966
Less: Proportionate adjustments...............................     (1,049)      (731)      (536)
                                                                ---------  ---------  ---------
  Consolidated EBITDA.........................................  $     943  $   1,287  $     430
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    CONTINENTAL ACQUISITION. On November 15, 1996, the Company acquired Continental Cablevision, Inc. ("Continental"), the third largest cable operator in the United States (the "Continental Acquisition" or the "Acquisition"), and accounted for the Acquisition by the purchase method of accounting. Continental's results of operations have been included in the consolidated results of operations

                              MEDIAONE GROUP, INC.

NOTE 5: OPERATING SEGMENTS (CONTINUED)
since the Acquisition date. Had the Acquisition occurred at the beginning of 1996, MediaOne Group's consolidated revenues would have been $3,543, loss from continuing operations would have been $801, and basic loss per share of MediaOne Group Stock would have been $1.37.

NOTE 6: INVESTMENT IN TIME WARNER ENTERTAINMENT

    On September 15, 1993, the Company acquired 25.51 percent pro-rata priority capital and residual equity interests ("equity interests") in Time Warner Entertainment for an aggregate purchase price of $2.553 billion. TWE owns and operates substantially all of the entertainment assets previously owned by Time Warner, consisting primarily of its filmed entertainment, programming-HBO and cable television businesses.

    The Company has an option to increase its pro-rata priority capital and residual equity interests in TWE from 25.51 percent up to 31.84 percent depending upon cable operating performance. The option is exercisable, in whole or in part, between January 1, 1999 and May 31, 2005, for an aggregate cash exercise price ranging from $1.25 billion to $1.8 billion, depending upon the year of exercise. Either TWE or the Company may elect that the exercise price for the option be paid with partnership interests rather than cash.

    Pursuant to the TWE Partnership Agreement, there are four levels of capital. From the most to least senior, the capital accounts are: senior preferred (held by the general partners); A preferred priority capital (held pro rata by the general and limited partners); B preferred priority capital (held by the general partners); and residual equity capital (held pro rata by the general and limited partners). Of the $2.553 billion contributed by the Company, $1.658 billion represents a preferred priority capital and $895 represents residual equity capital. The TWE Partnership Agreement provides for special allocations of income and distributions of partnership capital. Partnership income, to the extent earned, is allocated as follows: (1) to the partners so that the economic burden of the income tax consequences of partnership operations is borne as though the partnership was taxed as a corporation ("special tax allocations");
(2) to the partners' preferred capital accounts in order of priority described above, at various rates of return ranging from 8 percent to 13.25 percent; and
(3) to the partners' residual equity capital accounts according to their residual partnership interests. To the extent partnership income is insufficient to satisfy all special allocations in a particular accounting period, the unearned portion is carried over until satisfied out of future partnership income. Partnership losses generally are allocated in reverse order, first to eliminate prior allocations of partnership income, except senior preferred and special tax income, next to reduce initial capital amounts, other than senior preferred, then to reduce the senior preferred account and finally, to eliminate special tax allocations.

                              MEDIAONE GROUP, INC.

NOTE 6: INVESTMENT IN TIME WARNER ENTERTAINMENT (CONTINUED)
    A summary of the contributed capital and priority capital rates of return follows:

                                                                           PRIORITY                      LIMITED PARTNERS
                                                                         CAPITAL RATES                    (OWNERSHIP %)
                                                                         OF RETURN(D)       TIME      ----------------------
                                            UNDISTRIBUTED  CUMULATIVE    (% PER ANNUM      WARNER                    MEDIA
                                             CONTRIBUTED    PRIORITY      COMPOUNDED       GENERAL       TIME         ONE
PRIORITY OF CONTRIBUTED CAPITAL              CAPITAL(A)    CAPITAL(B)     QUARTERLY)      PARTNERS      WARNER       GROUP
------------------------------------------  -------------  -----------  ---------------  -----------  -----------  ---------
Senior preferred..........................    $     500     $     600(c)         8.00%       100.00%      --          --
A Preferred priority capital..............        5,600        12,800          13.00%         63.27%       11.22%      25.51%
B Preferred priority capital..............        2,900         6,800          13.25%        100.00%      --          --
Residual equity capital...................        3,300         3,300         --              63.27%       11.22%      25.51%

------------------------

(a) Represents the estimated fair value of net assets contributed as of formation of TWE, excluding partnership income or loss allocated thereto.

(b) Cumulative priority capital is not necessarily indicative of the fair value of the underlying priority capital interests.

(c) Net of $1,500 of cumulative cash distributions received by Time Warner.

(d) To the extent income allocations are concurrently distributed, the priority capital rates of return on the A preferred capital and the B preferred capital are 11% and 11.25%, respectively.

    Cash distributions are required to be made to the partners to permit them to pay income taxes at statutory rates based on their allocable taxable income from TWE ("Tax Distributions"). The aggregate amount of such Tax Distributions is computed generally by reference to the taxes that TWE would have been required to pay if it were a corporation. Tax Distributions are paid to the partners on a current basis. For distributions other than those related to taxes or the senior preferred, the TWE Partnership Agreement requires certain cash distribution thresholds be met to the limited partners before the general partners receive their full share of distributions. No cash distributions have been made to the Company.

    Through the TWE management committee, the Company and Time Warner jointly direct the businesses and affairs of TWE cable systems, subject in certain cases to regulatory approval. The TWE management committee has full discretion and final authority with respect to the businesses and affairs of such cable systems. The TWE management committee consists of six voting members, of which three members are designated by the Company and three members are designated by Time Warner. Each voting member of the TWE management committee has one vote. Any action required or permitted to be taken by the TWE management committee must be approved by a majority of its members. Determinations of the TWE management committee are binding upon TWE and the TWE board of representatives.

    The Company accounts for its investment in TWE under the equity method of accounting. The excess of fair market value over the book value of total partnership net assets implied by the Company's initial investment was $5.7 billion. This excess is being amortized on a straight-line basis over 25 years. The Company's recorded share of TWE operating results represents allocated TWE net income or loss adjusted for the amortization of the excess of fair market value over the book value of the partnership net assets. As a result of this amortization and the special income allocations described above, the Company's recorded pretax share of TWE operating results before extraordinary item was $7, $11 and $(4) in 1998, 1997 and 1996, respectively.

                              MEDIAONE GROUP, INC.

NOTE 6: INVESTMENT IN TIME WARNER ENTERTAINMENT (CONTINUED)

    As consideration for its expertise and participation in the cable operations of TWE, the Company earned a management fee of $130 over five years, ending in September 1998. The fee was payable over a four-year period beginning in 1995, and final payment was received in September 1998. Management fees of $18, $26 and $26 were recorded to other income in 1998, 1997 and 1996. The Consolidated Balance Sheets included a management fee receivable of $42 at December 31, 1997. In addition, MediaOne purchases cable television programming from TWE and Time Warner at market prices. These services totaled $142, $110 and $23 in 1998, 1997 and 1996, respectively.

    Summarized financial information for TWE is presented below:

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
SUMMARIZED OPERATING RESULTS                                     1998       1997       1996
-------------------------------------------------------------  ---------  ---------  ---------
Revenues.....................................................  $  12,246  $  11,318  $  10,852
Operating expenses(1, 2).....................................     10,527      9,874      9,774
Interest and other expense, net(3, 4)........................     (1,301)      (722)      (798)
Income before income taxes and extraordinary item............        418        722        280
Income before extraordinary item.............................        326        637        210
Net income...................................................        326        614        210

------------------------

(1) Includes depreciation and amortization of $1,436, $1,370 and $1,235, in 1998, 1997 and 1996, respectively.

(2) Operating expenses are reflected net of approximately $90 and $200 of net gains related to the sale or exchange of certain cable television systems in 1998 and 1997, respectively.

(3) Includes corporate services of $72, $72 and $69 in 1998, 1997 and 1996, respectively, and minority interest expense of $264, $305 and $207 in 1998, 1997 and 1996, respectively.

(4) 1998 interest and other expense includes a charge of approximately $210 principally to reduce the carrying value of TWE's interest in PrimeStar. 1997 interest and other expense includes a gain of approximately $250 related to the sale of TWE's interest in E! Entertainment Television, Inc.

                                                                                                  DECEMBER 31,
                                                                                              --------------------
SUMMARIZED FINANCIAL POSITION                                                                   1998       1997
--------------------------------------------------------------------------------------------  ---------  ---------
Current assets(5)...........................................................................  $   4,183  $   3,622
Noncurrent assets(6)........................................................................     18,047     17,109
Current liabilities.........................................................................      4,936      3,974
Noncurrent liabilities, including minority interests........................................     11,584      9,306
Senior preferred capital....................................................................        603      1,118
Partners' capital(7)........................................................................      5,107      6,333

------------------------

(5) Includes cash of $87 and $322 at December 31, 1998 and 1997, respectively.

(6) Includes a loan receivable from Time Warner of $400 at December 31, 1998 and 1997.

(7) Contributed capital is based on the estimated fair value of the net assets that each partner contributed to the partnership. The aggregate of such amounts is significantly higher than TWE's partners' capital as reflected in this Summarized Financial Position, which is based on the historical cost of the contributed net assets.

                              MEDIAONE GROUP, INC.

NOTE 6: INVESTMENT IN TIME WARNER ENTERTAINMENT (CONTINUED)
    TIME WARNER TELECOM. On July 14, 1998, TWE, TWE-A/N and Time Warner contributed the assets and liabilities of the Time Warner competitive local exchange business (the "Time Warner Telecom Business") into a newly formed entity, Time Warner Telecom LLC ("TW Telecom"). The Time Warner Telecom Business had been jointly operated by the parties to provide telephony services to business customers in their respective cable markets. TWE and TWE-A/N distributed their ownership interest in TW Telecom on a pro rata basis to Time Warner, MediaOne Group and Advance/Newhouse. As a result, MediaOne Group now holds an 18.85 percent interest in TW Telecom. Since the investment in TW Telecom resulted from a distribution by TWE, MediaOne Group's investment balance in TWE was reduced in 1998 by $48, the book value of the TW Telecom investment attributable to MediaOne Group. As of December 31, 1998, the investment in TW Telecom is included in "Other Assets" in the Consolidated Balance Sheet. The Company uses the cost method of accounting for its investment in TW Telecom.

NOTE 7: NET INVESTMENT IN INTERNATIONAL VENTURES

    COMBINED FINANCIAL RESULTS OF INTERNATIONAL EQUITY INVESTMENTS. The following table reflects summarized combined financial information for the Company's investments in international ventures, accounted for on the equity method. Information for 1998 excludes activity related to the Company's investment in Binariang SDN BHD in Malaysia and Aria WEST in Indonesia. Both investments were determined to be impaired at the end of 1997 and the Company terminated or suspended equity method accounting on such investments in 1998. See additional discussion under "EVALUATION OF ASIAN INVESTMENTS."

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
COMBINED RESULTS OF OPERATIONS                                                          1998       1997       1996
------------------------------------------------------------------------------------  ---------  ---------  ---------
Revenues............................................................................  $   4,031  $   3,353  $   1,869
Operating losses....................................................................       (161)      (601)      (540)
Net loss............................................................................       (948)    (1,696)      (857)

------------------------

Note: Combined Results of Operations for Continental international ventures have been included since the date of Acquisition.

                                                                                                   DECEMBER 31,
                                                                                               --------------------
COMBINED FINANCIAL POSITION                                                                      1998       1997
---------------------------------------------------------------------------------------------  ---------  ---------
Current assets...............................................................................  $   1,535  $   1,140
Property, plant and equipment--net...........................................................      7,889      6,625
Other assets.................................................................................      2,541      1,610
                                                                                               ---------  ---------
Total assets.................................................................................  $  11,965  $   9,375
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Current liabilities..........................................................................  $   1,630  $   1,570
Long-term debt...............................................................................      7,388      5,527
Other liabilities............................................................................      1,177        389
Equity.......................................................................................      1,770      1,889
                                                                                               ---------  ---------
Total liabilities and equity.................................................................  $  11,965  $   9,375
                                                                                               ---------  ---------
                                                                                               ---------  ---------

    INTERNATIONAL ACQUISITIONS AND DISPOSITIONS. On September 1, 1998, Telewest, a cable and telecommunications provider in the United Kingdom, acquired General Cable PLC ("General Cable"), a cable

                              MEDIAONE GROUP, INC.

NOTE 7: NET INVESTMENT IN INTERNATIONAL VENTURES (CONTINUED) provider in the United Kingdom, for approximately $1.1 billion in stock and cash. Telewest raised cash for the acquisition through a rights offering to its existing shareholders, including MediaOne Group. MediaOne Group purchased 85 million new Telewest shares at a cost of $131. In addition, MediaOne Group recorded an estimated gain in equity of $39, net of deferred taxes of $25, related to Telewest's acquisition of General Cable. On November 10, 1998, MediaOne Group purchased an additional 175 million Telewest shares from Southwestern Bell International Holdings at a price of $2.25 per share, or $394. The Company now holds a 29.9 percent interest in Telewest. Telewest, which is the only equity method investment of the Company for which a quoted market price is available, had a market value of $1,803 and $464 at December 31, 1998 and 1997, respectively.

    In November 1998, MediaOne Group converted its note with Cable & Wireless Optus Limited ("Optus") into 50 million Optus shares and entered into a put option to lock in a floor price of Australian $1.44 per Optus share. The put options expire during the first quarter of 1999. The Company also acquired 24.2 million Optus shares, related to MediaOne Group's anti-dilution rights, for $30. Such shares were subsequently sold for $39, realizing an after tax gain on the sale of $6. The Company accounts for its investment in Optus using the cost method of accounting. At December 31, 1998, the investment is stated in the Consolidated Balance Sheet at the investment's fair market value of $105. During the first quarter of 1999, MediaOne Group sold its investment in the 50 million Optus shares. See Note 22--Subsequent Events--to the Consolidated Financial Statements.

    In July 1998, Westel 900, a digital wireless service company in Hungary, repurchased shares of its stock. This repurchase resulted in an increase in MediaOne Group's interest in Westel 900 to 49.0 percent from 46.6 percent.

    During the first quarter of 1997, the Company sold its five percent interest in a French wireless venture for proceeds of $81. The Company recognized a gain of $31, net of income tax expenses of $20. On October 27, 1997, the Company sold its 90 percent interest in Fintelco, S.A. ("Fintelco"), a cable and telecommunications venture located in Argentina, for proceeds of $641. The Company acquired a 50 percent interest in Fintelco in connection with the Continental Acquisition and then acquired an additional 40 percent interest in August 1997, to bring its total interest in Fintelco to 90 percent. The Company recognized a gain on the sale of $80, net of income tax expenses of $55.

                              MEDIAONE GROUP, INC.

NOTE 7: NET INVESTMENT IN INTERNATIONAL VENTURES (CONTINUED)
    The Company's key equity method investments in international ventures follow:

                                                                                   PERCENTAGE OF
                                                                                     OWNERSHIP
                                                                                    DECEMBER 31,
                                                                                --------------------
VENTURE(1)                                                                        1998       1997
------------------------------------------------------------------------------  ---------  ---------
CABLE AND BROADBAND
Telewest Communications, United Kingdom.......................................       29.9       26.8
A2000 (KTA), Netherlands......................................................       50.0       50.0
Telenet, Belgium..............................................................       25.0       25.0
Singapore Cablevision, Singapore..............................................       25.0       25.0
Titus Communications Corp., Japan.............................................       25.0       25.0
Chofu Cable Television, Japan.................................................       19.1       19.1
WIRELESS
One 2 One, United Kingdom.....................................................       50.0       50.0
Delta Telecommunications, Russia(2)...........................................       42.5       42.5
Moscow Cellular Communications, Russia(2).....................................       22.0       22.0
Westel Radiotelefon, Hungary..................................................       49.0       49.0
Westel 900 GSM Mobile Telecommunications, Hungary.............................       49.0       46.6
Eurotel Praha, Czech Republic.................................................       24.5       24.5
Eurotel Bratislava, Slovak Republic...........................................       24.5       24.5
Polska Telefonia Cyfrowa, Poland..............................................       22.5       22.5
BPL Cellular Limited, India...................................................       49.0       49.0

------------------------

(1) MediaOne Group also holds a 50 percent investment in a South American directory operation.

(2) Investments are held by Russian Telecommunications Development Corporation owned 66.5 percent by the Company.

    At December 31, 1998 and 1997, the difference between the carrying amount and the Company's interest in the underlying equity of the international ventures was approximately $160 and $23, respectively. The increase during 1998 was due primarily to a purchase premium of $136 related to Telewest shares acquired during the year, which is being amortized over 20 years. The remaining difference has been allocated primarily to licenses and is being amortized over lives ranging from 5 to 20 years.

    FOREIGN CURRENCY TRANSACTIONS. The Company selectively enters into forward and purchased option contracts to manage the market risks associated with fluctuations in foreign exchange rates after considering offsetting foreign exposures among international operations. The use of forward and purchased option contracts allows the Company to fix or cap the cost of firm foreign investment commitments, the amount of foreign currency proceeds from sales of foreign investments, the repayment of foreign currency denominated receivables and the repatriation of dividends. All foreign exchange contracts have maturities of one year or less. The use of such contracts was limited in 1998 and 1997. As of December 31, 1998, there were no foreign exchange contracts outstanding. As of December 31, 1997, the market value of foreign exchange contracts outstanding was not material.

    Forward contracts were selectively used to hedge foreign denominated proceeds from the sale of foreign investments and foreign denominated receivables during 1998 and 1997. Foreign currency pretax hedging gains of $1 and $5 were included in earnings in the years ended December 31, 1998 and 1997,

                              MEDIAONE GROUP, INC.

NOTE 7: NET INVESTMENT IN INTERNATIONAL VENTURES (CONTINUED) respectively. The counterparties to these contracts are major financial institutions. The Company is exposed to credit loss in the event of nonperformance by these counterparties. The Company does not have significant exposure to an individual counterparty and does not anticipate nonperformance by any counterparty.

    Foreign currency transaction pretax gains of $13 and pretax losses of $40 were included in earnings in the years ended December 31, 1998 and 1997, respectively.

    EVALUATION OF ASIAN INVESTMENTS. During 1997, the value of the Malaysian currency declined 36 percent and the Indonesian currency declined 57 percent as compared with the U. S. dollar. As a result of this significant decline, the Company reviewed its investments in Malaysia and Indonesia and concluded that each investment was impaired and in each case the fair value of the investment was zero as of December 31, 1997. The Company recorded pretax charges of $145 and $55 in 1997 related to the ventures in Malaysia and Indonesia, respectively.

    In the case of Malaysia, the charge of $145 in 1997 was to recognize that the investment was impaired and to write down the carrying value of the investment to its fair value of zero. The following factors were considered by management in determining that the investment was impaired:

    - The venture had negative cash flow and no ability to meet its debt obligations of $482 due in 1998.

    - As determined on a U. S. GAAP basis, the venture's liabilities exceeded its assets as of December 31, 1997, making the venture insolvent at that time.

    - The business plan for the venture contemplated a significant contribution to cash flows from the wireline business. The actual and potential cash flows of the venture have been severely diminished by the inability of the venture to effectively establish the wireline business.

    During 1998, British Telecom acquired a 33.3 percent stake in Binariang SDN BHD, the investment in Malaysia, and assumed MediaOne Group's loan guarantee of the venture. As a result, the Company's interest in the venture was diluted to
12.6 percent from 19 percent, and the Company considers its investment to be a cost method investment. MediaOne Group continues to evaluate opportunities to exit this venture.

    In the case of Indonesia, the net book value of the venture had been reduced to its fair value of zero through recognition of $43 of equity losses during 1997. The $55 charge in 1997 was to recognize probable funding commitments in connection with a shareholder support agreement. The probable funding commitments consisted of the Company's remaining contractual commitment under the shareholder support agreement of $19 and its partners' remaining commitments of $36, as of December 31, 1997. Under the terms of the shareholder support agreement, each shareholder is responsible for the full unfunded liability if the other shareholders do not meet their proportionate obligations. As a result, the Company has accrued for its partners' share of the commitment under the shareholder support agreement. During 1998, MediaOne Group funded $6 under the shareholder support agreement and the partners funded $10. The Company is currently attempting to restructure its investment in Indonesia.

                              MEDIAONE GROUP, INC.

NOTE 7: NET INVESTMENT IN INTERNATIONAL VENTURES (CONTINUED)
    The following factors were considered by management in 1997 in determining that the Indonesian investment was impaired and that accrual of the Company's and its partners' funding liabilities were necessary:

    - As determined on a U. S. GAAP basis, the venture's liabilities, predominantly U. S. dollar denominated debt, exceeded its assets as of December 31, 1997.

    - Management believed the venture was not viable given the political and economic uncertainties in Indonesia.

    - The venture had ceased funding capital projects.

    The Company's other ventures in Asia, located in Japan, Singapore and India, were evaluated for impairment at December 31, 1997. Such evaluation indicated there was no impairment as the fair value of these ventures exceeded their recorded values.

NOTE 8: PROPERTY, PLANT AND EQUIPMENT

    The composition of property, plant and equipment follows:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Land and buildings.........................................................  $     117  $     321
Cable distribution systems.................................................      3,736      2,787
Cellular systems...........................................................     --          1,124
General purpose computers and other........................................        785        857
Construction in progress...................................................        299        482
                                                                             ---------  ---------
                                                                                 4,937      5,571
Less accumulated depreciation..............................................        868      1,299
                                                                             ---------  ---------
Property, plant and equipment--net.........................................  $   4,069  $   4,272
                                                                             ---------  ---------
                                                                             ---------  ---------

    Property, plant and equipment balances at December 31, 1998 reflect the disposition of the assets of the domestic wireless businesses which were sold in connection with the AirTouch Transaction. Depreciation expense was $657, $727 and $255 for the years ended 1998, 1997 and 1996, respectively.

NOTE 9: INTANGIBLE ASSETS

    The composition of intangible assets follows:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Identified intangibles, primarily franchise value.......................  $   9,089  $   9,185
Goodwill................................................................      3,741      4,159
                                                                          ---------  ---------
                                                                             12,830     13,344
Less accumulated amortization...........................................      1,183        747
                                                                          ---------  ---------
Total intangible assets--net............................................  $  11,647  $  12,597
                                                                          ---------  ---------
                                                                          ---------  ---------

    Intangible assets at December 31, 1998 reflect the disposition of the assets of the domestic wireless businesses which were sold in connection with the AirTouch Transaction. Amortization expense for 1998, 1997 and 1996 was $525, $530 and $131, respectively.

                              MEDIAONE GROUP, INC.

NOTE 10: DEBT

    On June 12, 1998, $4.9 billion notional medium and long-term debt was redeemed as part of the Refinancing for a total cash redemption amount of $5.5 billion. MediaOne Group extinguished the debt by issuing commercial paper at a weighted-average interest rate of 5.85 percent. In accordance with the Separation Agreement, New U S WEST funded to MediaOne Group $3.9 billion related to the Dex Alignment. The Company used the funds to repay a portion of the amount of commercial paper issued in connection with the Refinancing. Debt extinguishment costs related to the Refinancing totaled $333 (net of income tax benefits of $209) and are reflected in the Consolidated Statements of Operations as an extraordinary item. In addition to refinancing costs, such costs included the difference between the market and face value of the debt redeemed and a charge for unamortized debt issuance costs. MediaOne Group financed the debt extinguishment costs by issuing commercial paper, net of a $140 reimbursement by New U S WEST for shared costs.

    Remaining commercial paper issued in connection with the Refinancing was subsequently repaid with proceeds generated from the Exchangeable Notes offering, as described below in "Long-term Debt."

    In connection with the AirTouch Transaction, AirTouch assumed $1,350 of short-term debt from MediaOne Group.

SHORT-TERM DEBT

    The components of short-term debt follow:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1998       1997
                                                                                ---------  ---------
Notes payable:
  Commercial paper............................................................  $     216  $     750
  Bank loan...................................................................     --             17
Current portion of long-term debt.............................................        353        266
Allocated to the capital assets segment-net...................................     --           (100)
Allocated to discontinued operations..........................................     --           (198)
                                                                                ---------  ---------
Total.........................................................................  $     569  $     735
                                                                                ---------  ---------
                                                                                ---------  ---------

    The weighted-average interest rate on commercial paper was 6.09 percent and
6.15 percent at December 31, 1998 and 1997, respectively. In May 1998, MediaOne Group entered into 365-day and 5-year bank credit facilities totaling $4.0 billion to support its commercial paper program. The facilities were reduced effective December 1998 to a total of $3.0 billion. At December 31, 1998, $2.8 billion was available on the facilities.

    The bank loan at December 31, 1997 was a floating-rate loan denominated in Czech Koruna. In January 1997, the Company paid the cash portion of the Continental Acquisition consideration totaling $1,150. This payment was financed with commercial paper.

    On December 15, 1998, $130 of Debt Exchangeable for Common Stock ("DECS") matured. Effective with the Separation, the DECS became the obligation of MediaOne Group. In accordance with the terms of the original debt issuance, the DECS were redeemed for shares of Enhance Financial Services Group, Inc. ("Enhance") held by MediaOne Group. In addition, the Company settled an option issued in 1997 for the purchase of MediaOne Group's residual shares of Enhance common stock at the DECS

                              MEDIAONE GROUP, INC.

NOTE 10: DEBT (CONTINUED)
maturity, resulting in a pretax gain of $9. As a result of both transactions, the Company has disposed of its ownership in shares of Enhance.

    On May 13, 1996, Old U S WEST issued $254 of DECS due May 15, 1999, in the principal amount of $26.63 per note. The notes bear annual interest at 7.625 percent. Effective with the Separation, the DECS became the obligation of MediaOne Group. Upon maturity, the DECS will be mandatorily redeemed by the Company for shares of Financial Security Assurance Holdings Ltd. ("FSA") held by MediaOne Group or the cash equivalent, at MediaOne Group's option. The number of shares to be delivered at maturity varies based on the per share market price of FSA. If the market price is $26.63 per share or less, one share of FSA will be delivered for each note; if the market price is between $26.63 and $32.48 per share, a fractional share is delivered so that the value at maturity is equal to $26.63; if the market price is greater than $32.48 per share, .8197 of a share is delivered for each note. At December 31, 1998, the FSA shares had a market price of $54.25 per share.

LONG-TERM DEBT

    In August and September 1998, MediaOne Group issued 29 million shares of
6.25 percent Exchangeable Notes (the "Exchangeable Notes") for an issuance price of $58.125 per note, or gross proceeds of $1,686. The notes mature on August 15, 2001 and are mandatorily redeemable at MediaOne Group's option into (i) shares of AirTouch common stock held by MediaOne Group, (ii) the cash equivalent, or
(iii) a combination of cash and AirTouch common stock. The number of shares of AirTouch common stock to be exchanged at maturity for each Exchangeable Note, and/or the cash equivalent, varies based upon the fair value of the AirTouch common stock, as follows:

    (a) If the fair value of AirTouch common stock is greater than or equal to $71.75 per share, each Exchangeable Note is equivalent to .8101 of a share of AirTouch common stock;

    (b) If the fair value of AirTouch common stock is less than or equal to $58.125 per share, each Exchangeable Note is equivalent to one share of AirTouch common stock; or

    (c) If the fair value of AirTouch common stock is less than $71.75 per share but greater than $58.125 per share, each Exchangeable Note is equivalent to a fractional share of AirTouch common stock equal to the percent of the initial issuance price per Exchangeable Note versus the fair value of the AirTouch common stock per share.

    The Exchangeable Notes are unsecured obligations of MediaOne Group, ranking equally in right of payment with all other unsecured and unsubordinated obligations of MediaOne Group. MediaOne Group used the proceeds from the debt issuance to reduce outstanding commercial paper and for general corporate purposes.

    The Exchangeable Notes are being accounted for as an indexed debt instrument since the maturity value of the Exchangeable Notes is dependent upon the fair value of the underlying AirTouch common stock. The Company has, therefore, eliminated the market risk on a decline in the AirTouch common stock value below $58.125 per share on 29 million of the 59.3 million shares held by the Company. The maturity value of the Exchangeable Notes was increased by $16 from its original issuance value to reflect the corresponding increase in the fair value of the underlying AirTouch common stock at December 31, 1998. At December 31, 1998, the AirTouch common stock had a fair value of $72.4375 per share; MediaOne Group would be entitled to 19 percent of the fair value in excess of $71.75 per share on 29 million shares of AirTouch common stock. Since the AirTouch common stock is a cost method investment being accounted

                              MEDIAONE GROUP, INC.

NOTE 10: DEBT (CONTINUED)
for as "available for sale" securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," changes in the maturity value of the Exchangeable Notes are being recorded in equity as unrealized gains or losses. See Note 22--Subsequent Events--to the Consolidated Financial Statements for a discussion of the potential merger of AirTouch with Vodafone.

    In conjunction with the Refinancing, MediaOne Group assumed from Old U S WEST $351 of medium and long-term debt securities which remained outstanding after the Refinancing. The debt securities were already reflected in the outstanding debt balances of MediaOne Group's restated Consolidated Balance Sheet as of December 31, 1997.

    Since the capital assets segment is no longer being accounted for as assets held for sale as of the end of 1998, its debt balances are now reflected in the Company's consolidated debt balances. As such, long-term debt of the Company increased $155 and short-term debt increased $43 at December 31, 1998, related to debt balances of the capital assets segment. See Note 23--Net Investment in Assets Held for Sale--to the Consolidated Financial Statements. The long-term debt increase primarily represents non recourse loans issued in September 1997 by MediaOne Financial Services, Inc. ("Financial Services"), a subsidiary of the Company and a member of the capital assets segment, which are securitized by certain finance receivables of Financial Services. The loans bear interest at an average rate of 6.9 percent and mature in April, 2009.

    In January 1997, the Company issued medium- and long-term debt totaling $4.1 billion, at a weighted-average interest rate of 7.47 percent, related to the refinancing of outstanding commercial paper issued in conjunction with the refinancing of $3,657 of the debt assumed from Continental in the Continental Acquisition. As discussed above, the majority of such debt was extinguished in 1998 as a result of the Separation and the Refinancing.

    The components of long-term debt follow:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Senior unsecured notes, debentures and medium-term notes...................  $   2,346  $   7,275
Senior subordinated debt...................................................        300        300
Exchangeable Notes.........................................................      1,702     --
Debt exchangeable for common stock.........................................     --            254
Securitized loans..........................................................        154     --
Insurance company notes....................................................     --             36
Capital lease obligations..................................................          1          6
Other......................................................................         89         81
Unamortized discount--net..................................................     --             (8)
Unamortized premium--net...................................................        261        284
                                                                             ---------  ---------
Total......................................................................  $   4,853  $   8,228
                                                                             ---------  ---------
                                                                             ---------  ---------

    Senior unsecured notes and debentures and senior subordinated debt totaling $2.3 billion as of December 31, 1998 were assumed by the Company in connection with the Continental Acquisition and are not guaranteed by the Company. These notes and debentures limit MediaOne's ability to, among other things, pay dividends, create liens, incur additional debt, dispose of property, investments and leases, and require certain minimum ratios of cash flow to debt and cash flow to related fixed charges.

                              MEDIAONE GROUP, INC.

NOTE 10: DEBT (CONTINUED)
    During 1997, the Company redeemed its zero coupon subordinated notes due June 25, 2011. Upon redemption, the notes had a recorded value of $268. The debt extinguishment resulted in a loss of $3 (net of income tax benefits of $2) primarily related to the write-off of deferred debt issuance costs. Also during 1997, MediaOne redeemed a 10.625 percent senior subordinated note with a recorded value of $110, including a premium of $10. The debt extinguishment resulted in a gain of $3 (net of income tax expenses of $2). The Company financed the redemptions with floating-rate commercial paper.

    Interest rates and maturities of long-term debt at December 31st follow:

                                                                    MATURITIES
                                               -----------------------------------------------------
                                                                                            THERE-      TOTAL      TOTAL
INTEREST RATES                                   2000       2001       2002       2003       AFTER      1998       1997
---------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Above 5% to 6%...............................  $  --      $  --      $  --      $       1  $  --      $       1  $      10
Above 6% to 7%...............................          5      1,705         42         24        172      1,948      2,498
Above 7% to 8%...............................     --         --              1     --             44         45      2,730
Above 8% to 9%...............................          1        204     --            100      1,375      1,680      1,717
Above 9% to 10%..............................          2          1     --         --            525        528        575
Above 10%....................................     --         --         --         --            300        300        335
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               $       8  $   1,910  $      43  $     125  $   2,416      4,502      7,865
                                               ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------
Capital lease obligations and other..........                                                                90         87
Unamortized discount--net....................                                                            --             (8)
Unamortized premium--net.....................                                                               261        284
                                                                                                      ---------  ---------
Total........................................                                                         $   4,853  $   8,228
                                                                                                      ---------  ---------
                                                                                                      ---------  ---------

    Interest payments, net of amounts capitalized, were $709, $572 and $232 for 1998, 1997 and 1996, respectively, of which $33, $47 and $59, respectively, related to the capital assets segment.

INTEREST RATE RISK MANAGEMENT

    The objective of an interest rate risk management program is to minimize the total cost of debt over time and the interest rate variability. This is achieved through the use of interest rate swaps, which adjust the ratio of fixed- to variable-rate debt. Under an interest rate swap, the Company agrees with another party to exchange interest payments at specified intervals over a defined term. Interest payments are calculated by reference to the notional amount based on the fixed- and variable-rate terms of the swap agreements. MediaOne Group had no swaps or interest rate contracts outstanding as of December 31, 1998.

    During fourth-quarter 1996, the Company purchased $1.5 billion notional of put options on U. S. Treasury Bonds to protect against an increase in interest rates in conjunction with the 1997 refinancing of debt assumed from Continental in connection with the Continental Acquisition. The contracts closed in January 1997 and a deferred gain of $5 was recognized. The gain was recognized in 1998 in conjunction with the Refinancing as part of the loss on debt extinguishment.

                              MEDIAONE GROUP, INC.

NOTE 11: FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair values of cash equivalents, other current amounts receivable and payable, and short-term debt approximate carrying values due to their short-term nature.

    The carrying values of mandatorily redeemable preferred stock and long-term receivables approximate the fair values based on quoted market prices or discounting future cash flows. The carrying value of foreign exchange contracts approximate the fair values based on estimated amounts the Company would receive or pay to terminate such agreements. It is not practicable to estimate the fair value of financial guarantees because there are no quoted market prices for similar transactions.

    The fair values of interest rate swaps are based on estimated amounts the Company would receive or pay to terminate such agreements taking into account current interest rates and creditworthiness of the counterparties.

    The fair values of long-term debt, including debt associated with the capital assets segment, and Preferred Securities and Minority interest in Centaur Funding, are based on quoted market prices where available or, if not available, are based on discounting future cash flows using current interest rates.

                                                                                            DECEMBER 31,
                                                                           ----------------------------------------------
                                                                                    1998                    1997
                                                                           ----------------------  ----------------------
                                                                            CARRYING      FAIR      CARRYING      FAIR
                                                                              VALUE       VALUE       VALUE       VALUE
                                                                           -----------  ---------  -----------  ---------
Debt (includes short-term portion).......................................   $   5,422   $   5,861   $   9,335   $   9,910
Interest rate swap agreements--assets....................................      --          --          --          --
Interest rate swap agreements--liabilities...............................      --          --          --              19
                                                                           -----------  ---------  -----------  ---------
Debt--net................................................................   $   5,422   $   5,861   $   9,335   $   9,929
                                                                           -----------  ---------  -----------  ---------
Minority interest in Centaur Funding.....................................   $   1,099   $   1,169   $  --       $  --
Preferred Securities.....................................................   $   1,061   $   1,073   $   1,080   $   1,110

    The unamortized cost and estimated market value of debt and equity securities follow:

                                                               DECEMBER 31, 1998                      DECEMBER 31, 1997
                                                ------------------------------------------------  --------------------------
                                                              GROSS         GROSS                                  GROSS
                                                           UNREALIZED    UNREALIZED      FAIR                   UNREALIZED
SECURITIES                                        COST        GAINS        LOSSES        VALUE       COST          GAINS
----------------------------------------------  ---------  -----------  -------------  ---------      ---      -------------
Equity securities.............................  $   3,045   $   1,609     $  --        $   4,654   $      21     $      19
Debt securities...............................      1,782           2           (19)       1,765          18        --
Securitized loan..............................     --          --            --           --              55        --
                                                ---------  -----------        -----    ---------         ---           ---
Total.........................................  $   4,827   $   1,611     $     (19)   $   6,419   $      94     $      19
                                                ---------  -----------        -----    ---------         ---           ---
                                                ---------  -----------        -----    ---------         ---           ---


                                                    GROSS
                                                 UNREALIZED      FAIR
SECURITIES                                         LOSSES        VALUE
----------------------------------------------  -------------  ---------
Equity securities.............................    $  --        $      40
Debt securities...............................       --               18
Securitized loan..............................           (3)          52
                                                      -----    ---------
Total.........................................    $      (3)   $     110
                                                      -----    ---------
                                                      -----    ---------

    Investments in debt and equity securities are classified as available for sale and are carried at market value. Debt and equity securities for 1998 primarily represent AirTouch preferred and common securities received during the year in connection with the AirTouch Transaction. Net unrealized gains

                              MEDIAONE GROUP, INC.

NOTE 11: FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

and losses on marketable securities are included in comprehensive income. The market value of these securities is based on quoted market prices where available or, if not available, is based on discounting future cash flows using current interest rates.

    As of December 31, 1998, MediaOne Group held investments in debt securities of $33 with contractual maturities less than one year, $37 with contractual maturities greater than one year through five years, and $1,695 with contractual maturities greater than five years through the year 2020. Investments in debt securities may not be held to their contractual maturities as the Company may sell these securities in response to liquidity needs and changes in interest rates.

    During 1997, the Company received proceeds of $898 from the sales of Teleport Communications Group, Inc. ("TCG") and Time Warner shares, and realized pretax gains totaling $206.

NOTE 12: LEASING ARRANGEMENTS

    The Company has entered into operating leases for office facilities, equipment and real estate. Rent expense under operating leases was $56, $74 and $42 in 1998, 1997 and 1996, respectively. Future minimum lease payments as of December 31, 1998, under noncancelable operating leases follow:

YEAR
--------------------------------------------------------------------------------------
1999..................................................................................  $      32
2000..................................................................................         24
2001..................................................................................         22
2002..................................................................................         18
2003..................................................................................         16
Thereafter............................................................................         37
                                                                                        ---------
Total.................................................................................  $     149
                                                                                        ---------
                                                                                        ---------

NOTE 13: MINORITY INTEREST IN CENTAUR FUNDING

    On December 15, 1998, Centaur Funding Corporation ("Centaur"), a special purpose entity consolidated by MediaOne Group, issued three series of preferred shares to external investors (the "Preference Shares") as well as $25 of common securities. The Company owns all of the outstanding common securities, representing a 9.9 percent voting interest in Centaur. Centaur was formed for the principal purpose of raising capital through the issuance of the Preference Shares. The net proceeds from the issuance of the Preference Shares were loaned to MediaOne SPCII, LLC ("MediaOne SPCII"), a subsidiary of MediaOne Group (the "MediaOne SPC II Notes"). Principal and interest payments on the MediaOne SPC II Notes are expected to be Centaur's principal source of funds to make dividend and redemption payments on the Preference Shares. In addition, the dividend payments and certain redemption payments on the Preference Shares will be determined by reference to the dividend and redemption activity of the 5.143 percent Class D Cumulative Preferred Shares, Series 1998 of AirTouch (the "Class D ATI Shares") and the 5.143 percent Class E Cumulative Preferred Shares, Series 1998 of AirTouch (the "Class E ATI Shares" and collectively with the Class D ATI Shares, the "AirTouch Preferred Shares"). The AirTouch Preferred Shares are owned by MediaOne SPCII. Payments on the Preference Shares are neither guaranteed nor secured by MediaOne Group. The sole assets of Centaur are the MediaOne SPC II Notes

                              MEDIAONE GROUP, INC.

NOTE 13: MINORITY INTEREST IN CENTAUR FUNDING (CONTINUED) and the proceeds from the sale of the common securities, which may be invested in certain eligible investments as outlined in Centaur's articles of incorporation.

    The AirTouch Preferred Shares, 75 percent of the outstanding common stock of MediaOne International Holdings, Inc., (the "International Stock"), and a certain intercompany note receivable from MediaOne of Colorado, a wholly owned subsidiary of the Company, to MediaOne SPCII and certain other assets are properties of MediaOne SPCII and are not available to pay creditors of any member of the Company, other than creditors of MediaOne SPCII. The International Stock owned by MediaOne SPCII may be transferred or dividended by MediaOne SPCII to another member of the MediaOne Group if such transfer or dividend is in compliance with certain covenants and limitations. MediaOne SPCII is a limited liability company, the membership interest of which is owned by MediaOne SPCI LLC ("MediaOne SPCI"), a wholly owned subsidiary of the Company. That membership interest is the property of MediaOne SPCI and is not available to pay creditors of any member of MediaOne Group, other than creditors of MediaOne SPCI.

    The three series of Centaur preferred shares are as follows:

                                                                   SERIES A    SERIES B     SERIES C      TOTAL
                                                                   ---------  -----------  -----------  ---------
Dividend Rate....................................................   Variable         9.08%        None
Maturity Date....................................................       None    4/21/2020(1)   4/21/2020(1)
Shares Outstanding...............................................        400      934,500      715,500
Book Value.......................................................  $      97  $       909  $        93  $   1,099
                                                                   ---------  -----------  -----------  ---------
                                                                   ---------  -----------  -----------  ---------
Liquidation Value................................................  $     100  $       934  $       716  $   1,750
                                                                   ---------  -----------  -----------  ---------
                                                                   ---------  -----------  -----------  ---------
Voting Interest in Centaur.......................................       11.1%        49.0%        30.0%

------------------------

(1) Maturity dates of the Series B and Series C Preference Shares are referenced to the AirTouch Preferred Shares.

    The Auction Market Preference Shares, Series A (the "Series A Preference Shares") have a liquidation value of two hundred and fifty thousand dollars per share, and were recorded at their liquidation value less issuance costs of $3. Dividends on the Series A Preference Shares are payable quarterly as and when declared by Centaur's Board of Directors out of funds legally available.

    The 9.08 percent Cumulative Preference Shares, Series B (the "Series B Preference Shares") have a liquidation value of one thousand dollars per share, and were recorded at their liquidation value less issuance costs of $25. Dividends on the Series B Preference Shares are payable quarterly in arrears when declared by Centaur's Board of Directors out of funds legally available. In addition, dividends may be declared and paid only to the extent that dividends have been declared and paid on the AirTouch Preferred Shares.

    The Preference Shares, Series C (the "Series C Preference Shares") have a liquidation value of one thousand dollars per share at maturity, and were recorded at their fair value less issuance costs of $3. The value of the Series C Preference Shares will be accreted to reach its liquidation value upon maturity.

    Certain redemption payments on the Series B and Series C Preference Shares will be determined by reference to the redemption of the AirTouch Preferred Shares. On April 7, 2018, all of the outstanding shares of the Class E ATI Shares must be redeemed. The Class E ATI Shares represent 50 percent of the

                              MEDIAONE GROUP, INC.

NOTE 13: MINORITY INTEREST IN CENTAUR FUNDING (CONTINUED)
AirTouch Preferred Shares. Consequently, if AirTouch redeems all of the Class E ATI Shares, Centaur must redeem 50 percent of the outstanding Series B and Series C Preference Shares. In addition, AirTouch has the option on or after April 7, 2018, to redeem the Class D ATI Shares. If AirTouch redeems all or a portion of the Class D ATI Shares, then Centaur would be obligated to redeem the same percentage of the Series B and Series C Preference Shares. Any remaining Series B and Series C Preference Shares would be redeemed upon maturity on April 21, 2020, to the extent that AirTouch has redeemed the remaining Class D ATI Shares.

    The Series A, Series B and Series C Preference Shares are recorded as "Minority Interest in Centaur Funding" on the Consolidated Balance Sheets of the Company. The Series B Preference Shares rank equally with the Series C Preference Shares as to redemption payments and upon liquidation, and the Series B and Series C Preference Shares rank senior to the Series A Preference Shares and the common shares of Centaur as to redemption payments and upon liquidation.

    The Series B Preference Shares rank senior to the Series A Preference Shares and the common shares with respect to dividend payments. Centaur may only pay a dividend to its common shareholder when its assets, including the MediaOne SPC II Notes, exceed the liquidation preference and accumulated and unpaid dividends on the Series B and Series C Preference Shares by $28 after paying the common dividends, and when it has a cash balance, including qualified investments, in excess of $28 after paying the common dividend.

    At December 31, 1998, Centaur held $26 in cash for its exclusive use. Since Centaur's cash management options are limited to non-affiliated, risk-free investments, and it is restricted from loaning the $26 in cash to MediaOne Group and its subsidiaries, Centaur's cash balance is not included in the Company's cash and cash equivalents balance. Instead, Centaur's cash balance has been classified in the Consolidated Balance Sheets of the Company as part of "Other Assets."

                              MEDIAONE GROUP, INC.

NOTE 14: COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY COMPANY-GUARANTEED DEBENTURES

    The following table summarizes the Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely Company-guaranteed debentures (the "Preferred Securities") outstanding as of December 31, 1998:

PREFERRED SECURITIES           7.96%             8.25%            9.30%             9.50%            9.04%         TOTAL
------------------------  ----------------  ---------------  ----------------  ---------------  ---------------  ---------
Subsidiary..............    Financing I      Financing II       Finance I        Finance II       Finance III
Maturity Date...........    Sept. 30, 2025    Oct. 29, 2036    Sept. 30, 2025    Oct. 29, 2036    Dec. 31, 2038
Shares Outstanding......         1,312,910        1,185,618        10,658,108        8,520,289       20,000,000
Book Value..............               $33              $30              $274             $224             $500     $1,061
                          ----------------  ---------------  ----------------  ---------------  ---------------  ---------
                          ----------------  ---------------  ----------------  ---------------  ---------------  ---------
Liquidation Value.......               $33              $30              $266             $213             $500     $1,042
                          ----------------  ---------------  ----------------  ---------------  ---------------  ---------
                          ----------------  ---------------  ----------------  ---------------  ---------------  ---------

Value at Issuance.......               $33              $30              $274             $224             $500
Common Securities.......                19               15                 9                7               15
                          ----------------  ---------------  ----------------  ---------------  ---------------
Subordinated Debt
  Securities............               $52              $45              $283             $231             $515
                          ----------------  ---------------  ----------------  ---------------  ---------------
                          ----------------  ---------------  ----------------  ---------------  ---------------

THE EXCHANGE OFFER

    On June 12, 1998, MediaOne Group tendered for cash or exchange all of the outstanding Preferred Securities (the "Exchange Offer"). At that time, the Company had outstanding $600 face value of 7.96 percent Preferred Securities of Old U S WEST Financing I ("Financing I"), a subsidiary of Old U S WEST, and $480 face value of 8.25 percent Preferred Securities of Old U S WEST Financing II ("Financing II"), a subsidiary of Old U S WEST. Of the total outstanding, $301 face value of 7.96 percent Preferred Securities and $237 face value of 8.25 percent Preferred Securities were redeemed for cash. The cash redemption amount of $570 was financed by issuing commercial paper at a weighted average interest rate of 5.85 percent, which was subsequently repaid with net proceeds from the Exchangeable Notes issuance. See Note 10--Debt--to the Consolidated Financial Statements.

    In addition, $266 face value of 7.96 percent Preferred Securities of Financing I were exchanged for $274 fair value of 9.30 percent Preferred Securities issued by MediaOne Finance Trust I ("Finance I"), a subsidiary of MediaOne Group, and $213 face value of 8.25 percent Preferred Securities of Financing II were exchanged for $224 fair value of 9.50 percent Preferred Securities issued by MediaOne Finance Trust II ("Finance II"), a subsidiary of MediaOne Group. The Preferred Securities of Finance I and Finance II were recorded as issued at fair value of $25.75 and $26.30 per security, respectively. Finance I and Finance II also issued $9 and $7, respectively, of common securities which are held by MediaOne Group. With the exception of the dividend rates, the terms and maturity of the Finance I and Finance II Preferred Securities are substantially the same as those of the Financing I and Financing II Preferred Securities, respectively.

    The Preferred Securities of Financing I and Financing II which were neither redeemed for cash nor exchanged for new Preferred Securities remain outstanding and their respective common securities were retained by MediaOne Group.

    As a result of the Exchange Offer, MediaOne Group recorded a charge to equity of $53, after tax benefits of $28. Such charge represented redemption costs, including the difference between the face and

                              MEDIAONE GROUP, INC.

NOTE 14: COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY COMPANY-GUARANTEED DEBENTURES (CONTINUED)
market value of the securities, and a charge for unamortized issuance costs. Also included was a charge of $19 related to market value premiums on the exchanged securities.

    On October 23, 1998, MediaOne Finance Trust III ("Finance III"), a subsidiary of MediaOne Group, issued $500 of 9.04 percent Preferred Securities and $15 of common securities. The common securities are held by MediaOne Group.

    Total proceeds from the issuance of the Preferred Securities and the common securities of Financing I and Financing II (the "Old Trusts"), and Finance I, Finance II and Finance III, (the "New Trusts", and collectively with the Old Trusts, "the Trusts"), were used to purchase Subordinated Deferrable Interest Notes (the "Subordinated Debt Securities") from MediaOne Group Funding, Inc. ("MediaOne Funding"), a wholly owned subsidiary of MediaOne Group, the obligations under which are fully and unconditionally guaranteed by MediaOne Group (the "Debt Guarantees"). The Subordinated Debt Securities have the same interest rate and maturity date as the Preferred Securities to which they relate. The sole assets of the Trusts are and will be the Subordinated Debt Securities and the Debt Guarantees. In the Exchange Offer, the Subordinated Debt Securities that relate to the remaining outstanding Preferred Securities of the Old Trusts were assumed by MediaOne Group and the related Debt Guarantees were extinguished.

    MediaOne Group has guaranteed the payment of interest and redemption amounts to holders of the Preferred Securities when the Trusts have funds available for such payments (the "Payment Guarantee") as well as the Company's and MediaOne Funding's undertaking to pay all of the costs, expenses and other obligations (the "Expense Undertaking") of the Old Trusts and the New Trusts, respectively. The Payment Guarantee and the Expense Undertaking, including MediaOne Group's guarantee with respect thereto, considered together with MediaOne Funding's obligations under the indenture and Subordinated Debt Securities and MediaOne Group's obligations under the indenture, declaration and Debt Guarantees, constitute a full and unconditional guarantee by MediaOne Group of the Trusts' obligations under the Preferred Securities. The interest and other payment dates on the Subordinated Debt Securities are the same as the distribution and other payment dates on the Preferred Securities. Under certain circumstances, the Subordinated Debt Securities may be distributed to the holders of Preferred Securities and common securities in liquidation of the Trusts.

    All of the Subordinated Debt Securities are redeemable by the Company or MediaOne Funding at a redemption price of $25.00 per security, plus accrued and unpaid interest. If the Company or MediaOne Funding redeems the Subordinated Debt Securities, the Trusts are required to concurrently redeem their respective Preferred Securities at $25.00 per share plus accrued and unpaid distributions. The 9.30 percent and the 7.96 percent Subordinated Debt Securities are redeemable in whole or in part at any time on or after September 11, 2000. The
9.50 percent and the 8.25 percent Subordinated Debt Securities are redeemable in whole or in part at any time on or after October 29, 2001. The 9.04 percent Subordinated Debt Securities are redeemable in whole or in part at any time on or after October 28, 2003.

NOTE 15: PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION

    On June 30, 1997, Old U S WEST acquired cable systems serving approximately 40,000 subscribers in Michigan for cash of $25 and the issuance of 994,082 shares of Old U S WEST Series E Preferred Stock (the "Series E Preferred Stock") with a fair value of $50. Dividends are payable quarterly at the annual rate of
6.34 percent. Effective with the Separation, the Old U S WEST Series E Preferred Stock remains outstanding and represents shares of MediaOne Group Series E Preferred Stock. The Series E Preferred

                              MEDIAONE GROUP, INC.

NOTE 15: PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION (CONTINUED)
Stock was recorded at fair value of $50.00 per share at June 30, 1997, which was equal to its liquidation value. Upon redemption, the preferred stockholders may elect to receive cash or convert their Series E Preferred Stock into MediaOne Group Stock. Cash redemption is equal to the Series E Preferred Stock's liquidation value of $50.00 per share, plus accrued dividends. The number of shares of MediaOne Group Stock to be received upon conversion is $47.50 per share divided by the then current market price of MediaOne Group Stock. The conversion rate is subject to adjustment by the Company under certain circumstances.

    The Series E Preferred Stock is redeemable as follows: (a) the Company may call for redemption all or any part of the Series E Preferred Stock beginning on June 30, 2002; (b) on a yearly basis beginning August 1, 2007, and continuing through August 1, 2016, the Company will redeem 49,704 shares of Series E Preferred Stock, and on June 30, 2017, all of the remaining outstanding shares of Series E Preferred Stock; or (c) all of the outstanding Series E Preferred Stock shall be redeemed upon the occurrence of certain events, including the dissolution or sale of all or substantially all of MediaOne Group.

    On September 2, 1994, Old U S WEST issued to Fund American Enterprises Holdings Inc. ("FFC") 50,000 shares of a class of 7 percent Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock") for a total of $50. See Note 23--Net Investment in Assets Held for Sale--to the Consolidated Financial Statements. Effective with the Separation, the Series C Preferred Stock remains outstanding and represents shares of Series C Preferred Stock of MediaOne Group. The Series C Preferred Stock was recorded at the fair market value of $51 at the issue date. The Company has the right commencing September 2, 1999, to redeem the shares for one thousand dollars per share plus unpaid dividends and a redemption premium. The shares are mandatorily redeemable in 2004 at face value plus unpaid dividends. At the option of FFC, the preferred stock also can be redeemed for common shares of FSA. The market value of the option was $79 and $71 (based on the Black-Scholes model) at December 31, 1998 and 1997, respectively, with no carrying value.

    The Series E and Series C Preferred Stocks rank senior to all classes of MediaOne Group's common stock, are subordinated to any senior debt and the Preferred Securities, and rank equally with the Series D Preferred Stock. See
Note 16--Shareowners' Equity--to the Consolidated Financial Statements.

NOTE 16: SHAREOWNERS' EQUITY

    Prior to the Separation, Old U S WEST had outstanding two separate classes of common stock. Upon Separation, and in accordance with the terms of the Separation Agreement, each outstanding share of Media Stock remains outstanding and represents one share of MediaOne Group Stock. Each share of Media Stock held as treasury stock by Old U S WEST now represents one share of MediaOne Group Stock held as treasury stock by MediaOne Group. All issued and outstanding shares of Communications Stock were redeemed for shares of New U S WEST common stock. In addition, since the distribution of New U S WEST was accounted for at fair value, retained earnings were reduced by $24,924 and common stock was reduced by $421, representing the fair value of the businesses comprising New U S WEST previously held by Old U S WEST.

    COMMON STOCK. For 1998, other activity includes $44 for tax benefits on stock option exercises, a $39 gain related to the acquisition of General Cable by Telewest, a $39 gain on the exercise of a call option on shares of the Company's stock, and miscellaneous activity of $25. In connection with the November 15,

                              MEDIAONE GROUP, INC.

NOTE 16: SHAREOWNERS' EQUITY (CONTINUED)
1996, Continental Acquisition, the Company issued 150,615,000 shares of MediaOne Group Stock to Continental shareowners, valued at $2,590.

    SHARE REPURCHASE. On August 7, 1998, the Board of Directors of MediaOne Group authorized the repurchase of up to 25 million shares of the Company's common stock over the next three years, dependent on market and financial conditions. During 1998, MediaOne Group purchased and placed into treasury approximately 8,682,000 shares of MediaOne Group stock at an average purchase price of $40.51 per share, or a total cost basis of $352. Prior to the Separation, Old U S WEST purchased and placed into treasury $31 of Communications Stock. All outstanding shares of Communications Stock held as treasury stock by Old U S WEST were canceled as of the Separation date. During 1997 and 1996, the Company purchased and placed into treasury 2,838,000 and 15,919,000 shares of MediaOne Group Stock, at an average purchase price per share of $18.71 and $18.66, and a total cost basis of $53 and $297, respectively.

    Following is a roll-forward of share activity during the three years ended December 31, 1998:

                                                                      COMMON SHARES
                                                            ---------------------------------
                                                             MEDIAONE GROUP   COMMUNICATIONS
                                                                 STOCK             STOCK
                                                            ----------------  ---------------
                                                                     (IN THOUSANDS)
BALANCE DECEMBER 31, 1995.................................        472,314           473,635
  Issuance of Communications Stock........................                            6,822
  Issuance of MediaOne Group Stock for Continental
    Acquisition...........................................        150,615
  Other issuances of MediaOne Group Stock.................          1,853
  Purchase of treasury stock..............................        (15,919)
                                                                  -------     ---------------
BALANCE DECEMBER 31, 1996.................................        608,863           480,457
  Issuance of Communications Stock........................                            4,058
  Issuances of MediaOne Group Stock.......................          1,783
  Purchase of treasury stock..............................         (2,838)
                                                                  -------     ---------------
BALANCE DECEMBER 31, 1997.................................        607,808           484,515
  Issuance of Communications Stock........................                            1,101
  Distribution of New U S WEST............................                         (485,042)
  Issuance of MediaOne Group Stock........................          4,350
  Purchase of treasury stock..............................         (8,682)             (574)
                                                                  -------     ---------------
BALANCE DECEMBER 31, 1998.................................        603,476           --
                                                                  -------     ---------------
                                                                  -------     ---------------

    SERIES D PREFERRED STOCK. On November 15, 1996, Old U S WEST issued 19,999,478 shares of 4.5 percent, 20 year, Series D Preferred Stock (the "Series D Preferred Stock") to Continental shareowners as partial consideration for the Continental Acquisition. Dividends are payable quarterly on the nonvoting Series D Preferred Stock as and when declared by the Board of Directors of MediaOne Group (the "Board of Directors") out of funds legally available. Effective with the Separation, the Series D Preferred Stock remains outstanding and represents Series D Preferred Stock of MediaOne Group. The Series D Preferred Stock has a liquidation value of $50 per share and was recorded at the November 15, 1996 fair value of $46 per share. The Series D Preferred Stock is convertible at any time at the option of the holder into 1.98052 shares of MediaOne Group Common Stock per share of Series D Preferred Stock. Since

                              MEDIAONE GROUP, INC.

NOTE 16: SHAREOWNERS' EQUITY (CONTINUED) holders of the Series D Preferred Stock did not participate in the Dex Dividend upon Separation, the Board of Directors adjusted the conversion rate of the Series D Preferred Stock from 1.905 shares of MediaOne Group Common Stock per share of Series D Preferred Stock to 1.98052 per share. Between November 15, 1999 and November 15, 2001, the Series D Preferred Stock is redeemable at par, at the option of the Company, into shares of MediaOne Group Stock if the market price of MediaOne Group common shares has closed at or above $34.08 per share for at least 20 of the 30 consecutive trading days prior to the notice of redemption. After November 15, 2001, the Series D Preferred Stock is redeemable at par, at the option of the Company, in cash, MediaOne Group Stock, or any combination of cash and stock. If MediaOne Group Stock is elected, the number of shares to be issued will be determined based on the average market price for the ten consecutive trading days ending on the third business day prior to redemption, reduced by five percent. On November 15, 2016, the Company is required to redeem the Series D Preferred Stock, at its election, for cash, MediaOne Group Stock, or any combination of cash and stock. Upon certain events, including the disposition of all or substantially all of the properties and assets attributed to MediaOne Group, the Series D Preferred Stock becomes mandatorily redeemable. The Series D Preferred Stock ranks senior to all classes of MediaOne Group common stock, is subordinated to any senior debt and the Preferred Securities, and ranks equally with the Series E and C Preferred Stocks.

    LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN ("LESOP"). MediaOne Group sponsors a defined contribution savings plan for substantially all employees of MediaOne Group, except for foreign national employees. Effective in 1997, employees of the Atlanta cable systems also became eligible to participate in the defined contribution savings plan. Borrowings associated with the LESOP were repaid in May 1998. Prior to that time, the borrowings associated with the LESOP, which were unconditionally guaranteed by Old U S WEST, were included in the Consolidated Balance Sheets of the Company and corresponding amounts were recorded as reductions to shareowners' equity. Contributions from Old U S WEST as well as dividends on unallocated shares held by the LESOP ($1, $3 and $5 in 1998, 1997 and 1996, respectively) were used for debt service.

    The Company matched a percentage of eligible employee contributions with shares of MediaOne Group Stock. Shares in the LESOP were released as principal and interest were paid on the debt. At December 31, 1998, 12,831,958 shares of MediaOne Group Stock and 12,537,710 shares of Communications Stock had been allocated from the LESOP to participants' accounts. At December 31, 1998, there are no remaining MediaOne Group shares to be allocated.

    The Company recognizes expense based on the cash payments method. MediaOne Group's contributions to the plan (excluding dividends) were $8, $9 and $10 in 1998, 1997 and 1996, respectively, of which $1, $1 and $2, respectively, have been classified as interest expense.

    SHAREHOLDER RIGHTS PLAN. The Board of Directors has adopted a shareholder rights plan which, in the event of a takeover attempt, would entitle existing shareowners to certain preferential rights. The rights expire on April 6, 1999, and are redeemable by MediaOne Group at any time prior to the date they would become effective. The expiration date for the rights has been extended to the year 2009. See Note 22-- Subsequent Events--to the Consolidated Financial Statements.

    COMPREHENSIVE INCOME. During 1998, MediaOne Group adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components within the financial statements. Comprehensive income includes net income

                              MEDIAONE GROUP, INC.

NOTE 16: SHAREOWNERS' EQUITY (CONTINUED) and other changes to equity not included in net income, such as foreign currency translation and unrealized gains or losses on debt and equity securities.

    Of the total net unrealized gains on debt and equity securities during 1998, $826 (net of deferred taxes of $530), relates to the Company's investment in AirTouch common and preferred stock acquired in connection with the AirTouch Transaction. During 1998, MediaOne Group recorded an unrealized gain of $147 related to its investment in AirTouch preferred stock. This unrealized gain was fully offset by a loss on an interest rate swap agreement which was designed to minimize the Company's exposure to fluctuations in the fair value of the AirTouch preferred stock as a result of interest rate changes.

    The following table presents the components of other comprehensive income and their related tax impacts. It also presents reclassification adjustments related to gains realized on the sale of debt and equity securities.

                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------------------------------
                                                                     1998                             1997
                                                        -------------------------------  -------------------------------
                                                          PRE-                 AFTER-      PRE-                 AFTER-
                                                           TAX        TAX        TAX        TAX        TAX        TAX
                                                        ---------  ---------  ---------  ---------  ---------  ---------
Unrealized gain (loss) on debt and equity securities
  and Exchangeable Notes..............................  $   1,556  $    (601) $     955  $     271  $    (109) $     162
Less: Reclassification for gains realized in net
  income..............................................        (20)         8        (12)      (231)        93       (138)
                                                        ---------  ---------  ---------  ---------  ---------  ---------
Net unrealized gain (loss)............................      1,536       (593)       943         40        (16)        24

Foreign currency translation..........................         (6)         2         (4)       (92)        36        (56)
                                                        ---------  ---------  ---------  ---------  ---------  ---------

Other comprehensive income (loss).....................  $   1,530  $    (591) $     939  $     (52) $      20  $     (32)
                                                        ---------  ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------  ---------

                                                                        1996
                                                                  -----------------
                                                         PRE- TAX        TAX      AFTER- TAX
                                                            ---          ---         -----
Unrealized gain (loss) on debt and equity securities
  and Exchangeable Notes..............................   $      (6)   $       1    $      (5)
Less: Reclassification for gains realized in net
  income..............................................      --           --           --
                                                                --           --           --
Net unrealized gain (loss)............................          (6)           1           (5)
Foreign currency translation..........................          (2)           1           (1)
                                                                --           --           --
Other comprehensive income (loss).....................   $      (8)   $       2    $      (6)
                                                                --           --           --
                                                                --           --           --

NOTE 17: EARNINGS PER SHARE

    The following table reflects the computation of basic and diluted earnings
(loss) per share for MediaOne Group Stock and Communications Stock, in accordance with the provisions of SFAS No. 128, "Earnings Per Share." The dilutive securities for 1998 represent the incremental weighted average shares from potential share issuances associated with stock options for MediaOne Group Stock and Communications Stock, and the assumed conversion of the convertible Series D Preferred Stock for MediaOne Group Stock. The diluted earnings (loss) and related per share amounts for 1997 and 1996 do not include potential share issuances associated with stock options and the convertible Series D Preferred Stock since the effect would have been antidilutive on the loss from continuing operations.

                              MEDIAONE GROUP, INC.

NOTE 17: EARNINGS PER SHARE (CONTINUED)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1998        1997        1996
                                                                               ----------  ----------  ----------
                                                                                     (SHARES IN THOUSANDS)
MEDIAONE GROUP STOCK:
Income (loss) from continuing operations.....................................  $    1,430  $     (827) $     (357)
  Preferred stock dividends and accretion....................................         (55)        (52)         (9)
  Loss on redemption of Preferred Securities.................................         (53)     --          --
                                                                               ----------  ----------  ----------
Income (loss) from continuing operations available to MediaOne Group Stock
  shareowners used for basic earnings (loss) per share.......................       1,322        (879)       (366)
  Preferred stock dividends and accretion on assumed conversion..............          49      --          --
                                                                               ----------  ----------  ----------
Income (loss) from continuing operations available to MediaOne Group Stock
  shareowners used for diluted earnings (loss) per share.....................  $    1,371  $     (879) $     (366)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Income from discontinued operations used for basic and diluted earnings per share
  Results of operations(1)...................................................  $      158  $      347  $      286
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Gain on Separation.........................................................  $   24,461      --          --
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Extraordinary item--early extinguishment of debt--net of tax.................  $     (333) $   --      $   --
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Weighted average number of shares used for basic earnings (loss) per share...     607,648     606,749     491,924
Effect of dilutive securities:
  Stock options..............................................................       6,368      --          --
  Series D Preferred Stock...................................................      38,939      --          --
                                                                               ----------  ----------  ----------
Weighted average number of shares used for diluted earnings (loss) per
  share......................................................................     652,955     606,749     491,924
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

------------------------

(1) Represents the operations of Dex, which were discontinued on June 12, 1998.

                              MEDIAONE GROUP, INC.

NOTE 17: EARNINGS PER SHARE (CONTINUED)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1998        1997        1996
                                                                               ----------  ----------  ----------
                                                                                     (SHARES IN THOUSANDS)
MEDIAONE GROUP STOCK:
BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations........................................................  $     2.18  $    (1.45) $    (0.74)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Discontinued operations--results of operations(1)............................  $     0.26  $     0.57  $     0.58
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Discontinued operations--gain on Separation..................................  $    40.25      --          --
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Extraordinary item--early extinguishment of debt--net of tax.................  $    (0.55)     --          --
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations........................................................  $     2.10  $    (1.45) $    (0.74)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Discontinued operations--results of operations(1)............................  $     0.24  $     0.57  $     0.58
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Discontinued operations--gain on Separation..................................  $    37.46      --          --
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Extraordinary item--early extinguishment of debt--net of tax.................  $    (0.51)     --          --
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

COMMUNICATIONS STOCK:(2)
Income from discontinued operations used for basic and diluted earnings per
  share(3)...................................................................  $      589  $    1,177  $    1,249
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Weighted average number of shares used for basic earnings per share..........     484,972     482,751     477,549
Effect of dilutive securities:
Stock options................................................................       4,097      --          --
                                                                               ----------  ----------  ----------
Weighted average number of shares used for diluted earnings per share........     489,069     482,751     477,549
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
BASIC AND DILUTED EARNINGS PER SHARE:
Basic earnings per share from discontinued operations(3).....................  $     1.21  $     2.43  $     2.62
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Diluted earnings per share from discontinued operations(3)...................  $     1.20  $     2.43  $     2.62
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

------------------------

(1) Represents the operations of Dex, which were discontinued on June 12, 1998.

(2) The Communications Stock was canceled on June 12, 1998, effective with the Separation.

(3) Represents the operations of the Communications Group, which were discontinued on June 12, 1998, and included with New U S WEST.

                              MEDIAONE GROUP, INC.

NOTE 18: STOCK INCENTIVE PLANS

    MediaOne Group maintains stock incentive plans for executives and other employees and nonemployees, primarily members of the Board of Directors. The Amended MediaOne Group 1994 Stock Plan (the "Plan") is a successor plan to the Amended 1994 Stock Plan which was maintained by Old U S WEST. Under the Amended 1994 Stock Plan, each outstanding Old U S WEST stock option was converted into one Media Group and one Communications Group stock option. Subsequently, each group granted options primarily in its own stock. Effective on the Separation, stock options, whether held by individuals who became MediaOne Group or New U S WEST employees, continued to be outstanding as stock options for MediaOne Group and New U S WEST. The number of MediaOne Group stock options and the exercise prices were adjusted to preserve the economic value of the options before and after the Dex Dividend. The Plan is administered by the Human Resources Committee of the Board of Directors with respect to officers, executive officers and outside directors and by a special committee with respect to all other eligible employees and eligible nonemployees.

    As of December 31, 1998, the maximum aggregate number of shares of MediaOne Group Stock that could have been granted in any calendar year for all purposes under the Plan was three-quarters of one percent (0.75 percent) of the shares outstanding (excluding shares held in treasury) on the first day of such calendar year. In the event that fewer than the full aggregate number of shares available for issuance in any calendar year were issued in any such year, the shares not issued may be added to the shares available for issuance in any subsequent year or years. Options granted vest over periods up to three years and may be exercised no later than 10 years after the grant date.

    The compensation cost that has been included in income in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," was $26, zero and $1 in 1998, 1997 and 1996, respectively, all of which related to modifications of stock option terms.

    MediaOne Group has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," but continues to account for the Plan under APB Opinion No. 25. Had compensation cost for the Plan been determined consistent with the fair value based accounting method under SFAS No. 123, the pro forma net income and earnings per share for both the MediaOne Group Stock and Communications Stock would have been the following.

                              MEDIAONE GROUP, INC.

NOTE 18: STOCK INCENTIVE PLANS (CONTINUED)

                                                                         YEAR ENDED DECEMBER 31,
                                                  ----------------------------------------------------------------------
                                                                                   1997                    1996
                                                           1998           ----------------------  ----------------------
                                                  ----------------------                BASIC                   BASIC
                                                                BASIC        NET      EARNINGS       NET      EARNINGS
                                                     NET      EARNINGS     INCOME    (LOSS) PER    INCOME    (LOSS) PER
                                                   INCOME     PER SHARE    (LOSS)       SHARE      (LOSS)       SHARE
                                                  ---------  -----------  ---------  -----------  ---------  -----------
MEDIAONE GROUP STOCK:
  As reported...................................  $  25,716   $   42.14   $    (480)  $   (0.88)  $     (71)  $   (0.16)
  Pro forma.....................................  $  25,681       42.08        (501)      (0.91)        (82)      (0.18)
COMMUNICATIONS STOCK:
  As reported...................................     --          --           1,177        2.43       1,249        2.62
  Pro forma.....................................     --          --           1,164        2.41       1,247        2.61

    The fair value based method of accounting for stock-based compensation plans under SFAS No. 123 recognizes the value of options granted as compensation cost over the options' vesting period and has not been applied to options granted prior to January 1, 1995. Accordingly, the resulting pro forma compensation cost is not representative of what compensation cost will be in future years.

    Following are the weighted-average assumptions used in connection with the Black-Scholes option-pricing model to estimate the fair value of options granted during 1998, 1997 and 1996:

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                                1998        1997        1996
                                                             ----------  ----------  ----------
MEDIAONE GROUP STOCK:
  Risk-free interest rate..................................        5.53%       6.40%       6.30%
  Expected life............................................   4.5 years   5.0 years   5.0 years
  Expected volatility......................................        30.0%       30.0%       28.5%
  Weighted average grant date fair value...................      $12.53       $7.81       $7.23
COMMUNICATIONS STOCK:
  Risk-free interest rate..................................                    6.40%       6.50%
  Expected dividend yield..................................                    5.80%       6.70%
  Expected life............................................               4.0 years   4.5 years
  Expected volatility......................................                    25.0%       19.6%
  Weighted average grant date fair value...................                   $5.70       $3.67

                              MEDIAONE GROUP, INC.

NOTE 18: STOCK INCENTIVE PLANS (CONTINUED)

    Data for outstanding options under the Plan is summarized as follows:

                                                                  MEDIAONE GROUP STOCK        COMMUNICATIONS STOCK
                                                                -------------------------  --------------------------
                                                                               WEIGHTED-                   WEIGHTED-
                                                                                AVERAGE                     AVERAGE
                                                                 NUMBER OF     EXERCISE      NUMBER OF     EXERCISE
                                                                   SHARES        PRICE        SHARES         PRICE
                                                                ------------  -----------  -------------  -----------
Outstanding December 31, 1995.................................     9,708,166   $   16.33       9,423,101   $   24.39
                                                                ------------  -----------  -------------  -----------
  Granted.....................................................     5,523,728       19.36       3,624,602       30.97
  Exercised...................................................      (507,329)      14.93      (1,205,730)      22.37
  Canceled or expired.........................................      (610,471)      17.86        (429,058)      25.01
                                                                ------------  -----------  -------------  -----------
Outstanding December 31, 1996.................................    14,114,094   $   17.49      11,412,915   $   26.67
                                                                ------------  -----------  -------------  -----------
  Granted.....................................................     8,733,782       20.33       9,491,642       34.87
  Exercised...................................................    (1,371,529)      16.30      (2,648,569)      25.41
  Canceled or expired.........................................    (1,027,388)      18.35        (637,411)      27.54
                                                                ------------  -----------  -------------  -----------
Outstanding December 31, 1997.................................    20,448,959   $   18.74      17,618,577   $   31.23
                                                                ------------  -----------  -------------  -----------
  Granted.....................................................     6,088,849       36.40
  Dex Adjustment..............................................       827,038        0.90
  Separation..................................................       --           --         (17,618,577)     --
  Exercised...................................................    (4,391,697)      17.46
  Canceled or expired.........................................    (1,239,154)      21.84
                                                                ------------  -----------  -------------  -----------
Outstanding December 31, 1998.................................    21,733,995   $   23.13        --            --
                                                                ------------  -----------  -------------  -----------
                                                                ------------  -----------  -------------  -----------

    The number of exercisable options under the Plan and the weighted-average exercise prices follow:

                                                                    MEDIAONE GROUP STOCK     COMMUNICATIONS STOCK
                                                                   -----------------------  -----------------------
                                                                                WEIGHTED-                WEIGHTED-
                                                                                 AVERAGE                  AVERAGE
                                                                     NUMBER     EXERCISE      NUMBER     EXERCISE
EXERCISABLE OPTIONS AT:                                            OF SHARES      PRICE     OF SHARES      PRICE
-----------------------------------------------------------------  ----------  -----------  ----------  -----------
December 31, 1996................................................   4,867,207   $   16.74    3,881,100   $   25.71
December 31, 1997................................................   7,235,685       16.54    5,299,955       25.72
December 31, 1998................................................   9,742,450       18.30       --          --

                              MEDIAONE GROUP, INC.

NOTE 18: STOCK INCENTIVE PLANS (CONTINUED)
    The following table summarizes the status of outstanding and exercisable options under the Plan at December 31, 1998. The total options outstanding represent 3.6 percent of the MediaOne Group common shares outstanding.

                                                                OUTSTANDING OPTIONS
                                                     ------------------------------------------    EXERCISABLE OPTIONS
                                                                      WEIGHTED-                  -----------------------
                                                                       AVERAGE       WEIGHTED-                WEIGHTED-
                                                                      REMAINING       AVERAGE                  AVERAGE
                                                        NUMBER       CONTRACTUAL     EXERCISE      NUMBER     EXERCISE
RANGE OF EXERCISE PRICES                             OUTSTANDING    LIFE (YEARS)       PRICE     EXERCISABLE    PRICE
---------------------------------------------------  ------------  ---------------  -----------  ----------  -----------
MEDIAONE GROUP STOCK
$9.81 - $14.87.....................................     2,190,892          4.37      $   14.08    2,190,892   $   14.08
$14.97 - $16.95....................................     2,741,956          6.47          16.46    2,431,411       16.57
$17.06 - $17.78....................................     2,991,600          8.08          17.75      251,696       17.50
$17.82 - $19.03....................................     2,472,984          6.95          18.32    1,557,634       18.50
$19.10 - $19.83....................................     2,449,508          6.55          19.74    1,837,436       19.77
$19.89 - $21.51....................................     2,443,590          7.99          21.27      798,946       21.26
$21.75 - $33.40....................................     2,647,064          8.65          29.16      622,030       30.03
$33.52 - $37.43....................................     2,518,320          9.22          37.06       52,363       35.96
$37.49 - $49.13....................................     1,277,731          9.54          44.93           42       44.38
$49.63 - $49.63....................................           350          9.58          49.63       --          --
                                                     ------------           ---     -----------  ----------  -----------
                                                       21,733,995          7.48      $   23.13    9,742,450   $   18.30
                                                     ------------           ---     -----------  ----------  -----------
                                                     ------------           ---     -----------  ----------  -----------

    A total of 6,088,849, 8,733,782 and 5,523,728 MediaOne Group Stock options were granted in 1998, 1997 and 1996, respectively. A total of 9,491,642 and 3,624,602 Communications Stock options were granted in 1997 and 1996, respectively. Included in the total grants were 249,827 of modified MediaOne Group Stock options and 198,027 of modified Communications Stock options revalued as new grants during 1996. The modified MediaOne Group Stock options were not significant in 1998 and 1997, and the Communications Stock options were not significant during 1997. Including the modified options, the weighted-average grant date fair value was $7.10 for MediaOne Group Stock options and $3.87 for Communications Stock options in 1996. The exercise price of MediaOne Group and Communications Stock options, excluding modified options, equals the market price on the grant date. The exercise prices of modified stock options may be greater or less than the market price on the revaluation date.

    Approximately 4,046,000 and 2,700,000 shares of MediaOne Group Stock were available for grant under the plans in effect at December 31, 1998 and 1997, respectively, and 3,100,000 shares of Communications Stock were available for grant under the plans in effect at December 31, 1997. Approximately 25,780,000 shares of MediaOne Group Stock were reserved for issuance under the Plan at December 31, 1998.

                              MEDIAONE GROUP, INC.

NOTE 19: EMPLOYEE BENEFITS

MEDIAONE GROUP PLANS

    Effective on the Separation, MediaOne Group established a new defined benefit pension plan and a new retiree health care and life insurance plan for certain of its employees. A portion of the existing assets of the Old U S WEST pension plan were transferred at fair value to the MediaOne Group pension plan such that the ratio of plan assets to plan liabilities, calculated on a projected benefit obligation basis, was the same for the MediaOne Group and New U S WEST pension plans. The existing assets of the Old U S WEST postretirement plan were transferred to MediaOne Group in a similar manner, such that the ratio of plan assets to plan liabilities, calculated on an accumulated postretirement benefit obligation basis, was the same for MediaOne Group and New U S WEST.

    The MediaOne Group defined benefit pension plan covers substantially all of its employees, except for foreign national employees. Management benefits are based on a final pay formula and MediaOne Group uses the projected unit credit method for the determination of pension cost for financial reporting and funding purposes. MediaOne Group's policy is to fund amounts required under the Employee Retirement Income Security Act of 1974; no funding was required in 1998, 1997 nor 1996.

    MediaOne Group also sponsors a nonqualified pension plan which pays supplemental pension benefits to key executives in addition to amounts received under the MediaOne Group pension plan. The obligation and annual expense for this plan are included in the 1998 pension detail below.

    MediaOne Group provides certain health care and life insurance benefits to retired employees. MediaOne Group uses the projected unit credit method for the determination of postretirement medical and life costs for financial reporting purposes.

    The components of the 1998 net periodic benefit cost for pension benefits and for other postretirement benefits were $3 and $2, respectively, during the year.

    Below is a reconciliation of the change in the fair value of the plan assets for the pension and postretirement plans for 1998:

                                                                                         OTHER
                                                                         PENSION    POSTRETIREMENT
                                                                        BENEFITS       BENEFITS
                                                                       -----------  ---------------
Fair value of plan assets at beginning of year.......................   $  --          $  --
  Actual return on plan assets.......................................          10         --
  Contributions for non-qualified plan...............................           4         --
  Assets transferred from Old U S WEST...............................         194              4
  Assets due from Old U S WEST.......................................          19              1
  Benefits paid......................................................          (9)        --
                                                                            -----          -----
Fair value of plan assets at end of year(1)                             $     218      $       5
                                                                            -----          -----
                                                                            -----          -----

------------------------

(1) Pension assets include MediaOne Group stock of $1.

                              MEDIAONE GROUP, INC.

NOTE 19: EMPLOYEE BENEFITS (CONTINUED)
    Below is a reconciliation of the change in the benefit obligation for the pension and postretirement plans for 1998:

                                                                                         OTHER
                                                                         PENSION    POSTRETIREMENT
                                                                        BENEFITS       BENEFITS
                                                                       -----------  ---------------
Net benefit obligation at beginning of year..........................   $  --          $  --
  Service cost.......................................................           8              1
  Interest cost......................................................           6         --
  Liability transferred from Old U S WEST............................         190             23
  Actuarial loss.....................................................           5              1
  Benefits paid......................................................          (9)        --
                                                                            -----          -----
Net benefit obligation at end of year................................   $     200      $      25
                                                                            -----          -----
                                                                            -----          -----

    The following table represents the funded status of the pension and postretirement plans at December 31, 1998:

                                                                                         OTHER
                                                                         PENSION    POSTRETIREMENT
                                                                        BENEFITS       BENEFITS
                                                                       -----------  ---------------
Funded status at end of year.........................................   $      18      $     (20)
  Unrecognized actuarial (gain) loss.................................         (47)             5
  Unrecognized prior service cost....................................          20              1
  Unrecognized net transition (asset) obligation.....................          (7)        --
                                                                            -----          -----
Net accrued liability at end of year.................................   $     (16)     $     (14)
                                                                            -----          -----
                                                                            -----          -----

    The actuarial assumptions used to account for the plans are as follows:

                                                                               OTHER
                                                         PENSION           POSTRETIREMENT
                                                        BENEFITS              BENEFITS
                                                     ---------------  ------------------------
WEIGHTED AVERAGE ASSUMPTIONS AS OF DECEMBER 31,
  1998
Discount rate......................................         6.75%                        6.75%
Expected return on assets..........................         8.75%                        8.75%
Rate of compensation increase......................         4.00%                          N/A
Health care cost trend on covered charges..........           N/A     8% decreasing to an
                                                                      ultimate trend of 5% in
                                                                      2011

    A one percent change in the assumed healthcare cost trend rate would have increased the accumulated postretirement benefit obligation by $4 and decreased it by $3. The impact on service and interest cost components would not have been material.

OLD U S WEST PLANS

    Prior to the Separation, MediaOne Group participated in the employee benefits plans sponsored by Old U S WEST. Since both MediaOne Group and New U S WEST belonged to a single pension and postretirement plan, assets were not segregated until Separation. Pension and postretirement benefit costs were allocated to MediaOne Group based on the ratio of MediaOne Group's service cost to

                              MEDIAONE GROUP, INC.

NOTE 19: EMPLOYEE BENEFITS (CONTINUED)

the total service cost. MediaOne Group's share of the net pension cost (credit) for 1997 and 1996 was $(3) and zero, respectively. MediaOne Group's share of the net postretirement costs for 1997 and 1996 was $4 and $2, respectively.

NOTE 20: INCOME TAXES

    The components of the provision for income taxes follow:

                                                                              DECEMBER 31,
                                                                     -------------------------------
                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
FEDERAL:
  Current..........................................................  $    (372) $    (210) $     (96)
  Deferred.........................................................      1,358       (137)       (88)
                                                                     ---------  ---------  ---------
                                                                           986       (347)      (184)
                                                                     ---------  ---------  ---------
STATE AND LOCAL:
  Current..........................................................        (14)       (20)       (17)
  Deferred.........................................................        203        (26)       (11)
                                                                     ---------  ---------  ---------
                                                                           189        (46)       (28)
                                                                     ---------  ---------  ---------
FOREIGN:
  Current..........................................................         15         (1)         2
  Deferred.........................................................         18         14         30
                                                                     ---------  ---------  ---------
                                                                            33         13         32
                                                                     ---------  ---------  ---------
Provision (benefit) for income taxes...............................  $   1,208  $    (380) $    (180)
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

    The Company paid $24, $636 and $693 for income taxes in 1998, 1997 and 1996, respectively, inclusive of the discontinued operations of New U S WEST and the capital assets segment. Income taxes paid for the discontinued operations of New U S WEST, through the Separation date of June 12, 1998, were $379, $906 and $814 in 1998, 1997 and 1996, respectively.

    The effective tax rate differs from the statutory tax rate as follows:

                                                                                   DECEMBER 31,
                                                                          -------------------------------
                                                                            1998       1997       1996
                                                                          ---------  ---------  ---------
                                                                                   (IN PERCENT)
Federal statutory tax rate..............................................       35.0       35.0       35.0
State income taxes--net of federal effect...............................        3.5        2.5        3.3
Foreign taxes--net of federal effect....................................       (1.8)      (0.7)      (3.9)
Goodwill amortization...................................................       (4.5)      (4.7)      (2.4)
Other...................................................................        0.6       (0.6)       1.5
                                                                                ---        ---        ---
Subtotal without gain on sale of domestic wireless......................       32.8       31.5       33.5
Gain on sale of domestic wireless.......................................       13.0     --         --
                                                                                ---        ---        ---
Effective tax rate......................................................       45.8       31.5       33.5
                                                                                ---        ---        ---
                                                                                ---        ---        ---

                              MEDIAONE GROUP, INC.

NOTE 20: INCOME TAXES (CONTINUED)
    The components of the net deferred tax liability follow:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Intangible assets..........................................................  $   2,685  $   2,605
Property, plant and equipment..............................................        284        270
State deferred tax liability-- net of federal effect.......................        867        667
Leases.....................................................................        557        585
Investment in AirTouch Communications......................................      1,978     --
Other......................................................................         95        253
                                                                             ---------  ---------
  Deferred tax liabilities.................................................      6,466      4,380
                                                                             ---------  ---------
Postemployment benefits, including pension.................................     --             23
State deferred tax asset--net of federal effect............................         87         74
Reserves...................................................................        189         45
Investments................................................................        203        203
Net operating loss and tax credit carryforwards............................        127        155
Valuation allowance........................................................       (279)      (320)
Foreign currency translation adjustment....................................         57     --
Other......................................................................        121        357
                                                                             ---------  ---------
  Deferred tax assets......................................................        505        537
                                                                             ---------  ---------
Net deferred tax liability.................................................  $   5,961  $   3,843
                                                                             ---------  ---------
                                                                             ---------  ---------

    In connection with the Continental Acquisition, the Company has acquired operating loss carryforwards of approximately $217 for federal income tax purposes, expiring in various years through 2011. The Company also acquired investment tax credit carryforwards of approximately $50, expiring in various years through 2005. Due to potential use limitations, a valuation allowance of $279 has been established for the carryforwards and for a deferred tax asset associated with an investment. If the realization of the carryforwards or deferred tax asset becomes more likely than not in future periods, any reduction in the valuation allowance will be allocated to reduce goodwill and acquired intangible assets.

    The current portion of the deferred tax asset was $74 and $102 at December 31, 1998 and 1997, respectively, resulting primarily from compensation-related items and other accrued expenses. The net deferred tax liability includes $669 in 1997 related to the capital assets segment. Foreign operations contributed pretax losses of $336, $604 and $362 during 1998, 1997 and 1996, respectively.

NOTE 21: COMMITMENTS AND CONTINGENCIES

    MediaOne Group commitments and debt guarantees associated with its investments totaled approximately $310 for its international investments and $240 for its domestic investments. In addition, a MediaOne Group subsidiary guarantees debt, non-recourse to MediaOne Group, associated with its international investment of approximately $880.

    Certain cable subsidiaries of the Company in Florida, Michigan, Minnesota and Ohio have been named as defendants in various class action lawsuits challenging such subsidiaries' policies for charging late payment fees when customers fail to pay for subscriber services in a timely manner. MediaOne Group is

                              MEDIAONE GROUP, INC.

NOTE 21: COMMITMENTS AND CONTINGENCIES (CONTINUED) currently reviewing the lawsuits to determine what impact, if any, such lawsuits may have on the operations of the Company.

NOTE 22: SUBSEQUENT EVENTS

    CABLE SYSTEMS. On February 2, 1999, MediaOne Group and Time Warner Cable, a division of Time Warner and TWE, signed a definitive agreement to trade certain cable systems. MediaOne Group will trade cable systems in Ohio, Maine and California serving approximately 350,000 subscribers, while Time Warner Cable will trade cable systems in Massachusetts, New Hampshire and Georgia serving approximately 310,000 subscribers. MediaOne Group will also receive cash from the trade. The transaction is expected to close in 1999.

    On March 2, 1999, MediaOne Group and Cox Communications, Inc. ("Cox") signed a definitive agreement to trade certain cable systems. MediaOne Group will trade cable systems in Connecticut and Rhode Island serving approximately 51,000 subscribers, while Cox will trade cable systems in Massachusetts serving approximately 54,000 subscribers. MediaOne Group will also pay cash for the trade. The transaction is expected to close during the third quarter of 1999, subject to legal and regulatory approval.

    SHAREHOLDER RIGHTS PLAN. On February 9, 1999, the Board of Directors approved a new shareholder rights plan to replace the existing plan upon expiration. The new rights expire on April 6, 2009. The new shareholder rights plan contains terms similar to the original plan.

    INVESTMENT IN AIRTOUCH COMMUNICATIONS. On January 15, 1999, AirTouch entered into a preliminary agreement with Vodafone Group Public Limited Company ("Vodafone") to merge its operations with a subsidiary of Vodafone. The proposed terms of the preliminary merger agreement indicate that the outstanding common shares of AirTouch would be converted into the right to receive five ordinary shares of Vodafone and $9.00 in cash per AirTouch common share held. MediaOne Group currently owns approximately 59.3 million shares of AirTouch common stock, of which a maximum of 29 million shares could be used in the future to extinguish the Exchangeable Notes outstanding. See Note 10--Debt--to the Consolidated Financial Statements.

    INVESTMENT IN PRIMESTAR. On January 22, 1999, PrimeStar announced that it had reached an agreement with Hughes Electronics Corporation ("Hughes") to sell its rights to acquire certain high-power satellite assets to Hughes for approximately $35 in cash and the assumption by Hughes of $465 of certain advances made by Old PrimeStar to Tempo Satellites, Inc. In addition, PrimeStar agreed to sell its DBS medium-power business and assets to Hughes for approximately $1.1 billion in cash and 4.871 million shares of General Motors Class H common stock. The sales are contingent upon the receipt of various regulatory approvals and the consent of certain third parties, including PrimeStar lenders.

    OPTUS SHARES. During the first quarter of 1999, MediaOne Group sold its investment in the 50 million Optus shares held as of year-end 1998, for net proceeds of $121 and a pre-tax gain of $119. In addition, during the first quarter of 1999, MediaOne Group received 13.6 million Optus shares as a result of having met certain performance measures at Optus, and purchased 5.6 million additional Optus shares related to the Company's anti-dilution rights. MediaOne Group is currently in the process of disposing of its remaining investment in Optus shares.

    COMCAST MERGER. On March 22, 1999, MediaOne Group announced that it had entered into a merger agreement with Comcast Corporation ("Comcast") whereby MediaOne Group would be merged into

                              MEDIAONE GROUP, INC.

NOTE 22: SUBSEQUENT EVENTS (CONTINUED)
Comcast. The merger agreement calls for MediaOne Group common shareowners to receive 1.1 shares of Comcast Class A Special Common Stock for each share of MediaOne Group common stock held. The transaction will be tax-free to MediaOne Group shareowners. Subject to the approval of both shareowner groups, and various federal, state and local regulatory bodies, the merger could be completed as early as year-end 1999. While the merger agreement prohibits MediaOne Group from soliciting competing acquisition proposals, MediaOne Group may, subject to compliance with the terms of the merger agreement and payment of a $1.5 billion fee to Comcast, accept a superior proposal that is submitted within 45 days of the date of the merger agreement.

NOTE 23: NET INVESTMENT IN ASSETS HELD FOR SALE

    As of December 31, 1998, the disposal of assets held for sale of the capital assets segment was substantially completed. Therefore, the Consolidated Balance Sheet at December 31, 1998 includes the accounts of the capital assets segment. Prior to this time, the capital assets segment had been accounted for in accordance with Staff Accounting Bulletin No. 93, issued by the SEC, which required discontinued operations not disposed of within one year of the measurement date to be accounted for prospectively in continuing operations as a "net investment in assets held for sale." The remaining assets of the capital assets segment primarily represent long term lease finance receivables which will be run-off. These receivables are reflected in "Other Assets" in the Consolidated Balance Sheet for 1998. Beginning in 1999, the operations of the capital assets segment will also be reflected in the Consolidated Statements of Operations.

    MediaOne Real Estate, Inc. ("Real Estate") sold various assets during 1998, 1997 and 1996 for proceeds of $182, $88 and $156, respectively. The sales proceeds were in line with estimates. Proceeds from sales were primarily used to repay related debt. As of December 31, 1998, the Company had substantially completed the liquidation of this portfolio.

    Building sales and operating revenues of the capital assets segment were $208, $116 and $223 in 1998, 1997 and 1996 , respectively. During 1998, 1997 and
1996, income or losses from the capital assets segment were deferred and included within the reserve for assets held for sale.

                              MEDIAONE GROUP, INC.

NOTE 23: NET INVESTMENT IN ASSETS HELD FOR SALE (CONTINUED)
    The components of net investment in assets held for sale as of December 31, 1997 follow:

                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      -------------
ASSETS
Cash and cash equivalents...........................................................................    $      54
Finance receivables--net............................................................................          777
Investment in real estate--net of valuation allowance...............................................          156
Bonds, at market value..............................................................................          119
Investment in FSA...................................................................................          365
Other assets........................................................................................          197
                                                                                                           ------
Total assets........................................................................................    $   1,668
                                                                                                           ------
                                                                                                           ------
LIABILITIES
Debt................................................................................................    $     372
Deferred income taxes...............................................................................          669
Accounts payable, accrued liabilities and other.....................................................          197
Minority interests..................................................................................           11
                                                                                                           ------
Total liabilities...................................................................................        1,249
                                                                                                           ------
Net investment in assets held for sale..............................................................    $     419
                                                                                                           ------
                                                                                                           ------

    Finance receivables primarily consist of contractual obligations under long-term leases with maturity dates ranging from 1999 to 2016 that MediaOne Group intends to run off. Certain leases contain renewal options and buyout provisions. These long-term leases consist mostly of leveraged leases related to aircraft and power plants. For leveraged leases, the cost of the assets leased is financed primarily through nonrecourse debt which is netted against the related lease receivable. The components of finance receivables follow.

                                                                                                     DECEMBER 31,
                                                                                                 --------------------
                                                                                                   1998       1997
                                                                                                 ---------  ---------
Receivables....................................................................................  $     671  $     719
Unguaranteed estimated residual values.........................................................        431        431
                                                                                                 ---------  ---------
                                                                                                     1,102      1,150
Less: Unearned income..........................................................................        338        355
  Credit loss and other allowances(1)..........................................................        138         18
                                                                                                 ---------  ---------
Finance receivables--net.......................................................................  $     626  $     777
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

------------------------

(1) Includes allowance for credit losses of $13 in 1998 and 1997, respectively.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET CREDIT RISK--FINANCIAL GUARANTEES

    MediaOne Group retained certain risks in asset-backed obligations related to the commercial real estate portfolio. As of December 31, 1998, the principal amounts insured on asset-backed obligations were

                              MEDIAONE GROUP, INC.

NOTE 23: NET INVESTMENT IN ASSETS HELD FOR SALE (CONTINUED)
$146 for maturity terms up to five years and $138 for maturity terms ranging from 5 to 10 years, for a total principal amount insured of $284. As of December 31, 1997, the amounts were $449 for terms up to 5 years, and $266 for terms ranging from 5 to 10 years, for a total amount of $715.

    Concentrations of collateral associated with insured asset-backed obligations follow:

                                                                                                        DECEMBER 31,
                                                                                                    --------------------
TYPE OF COLLATERAL                                                                                    1998       1997
--------------------------------------------------------------------------------------------------  ---------  ---------
Commercial mortgages:
  Commercial real estate..........................................................................  $      37  $     319
  Corporate secured...............................................................................        247        396
                                                                                                    ---------  ---------
Total.............................................................................................  $     284  $     715
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

ADDITIONAL FINANCIAL INFORMATION

    Information for Financial Services, a member of the capital assets segment, follows:

                                                                           YEAR ENDED OR AS OF
                                                                              DECEMBER 31,
                                                                     -------------------------------
SUMMARIZED FINANCIAL INFORMATION                                       1998       1997       1996
-------------------------------------------------------------------  ---------  ---------  ---------
Revenue............................................................  $      17  $      23  $      26
Net finance receivables............................................        625        824        859
Total assets.......................................................        858      1,208      1,058
Total debt.........................................................        199        363        236
Total liabilities..................................................        846      1,121        998
Equity.............................................................         12         87         60

NOTE 24: DISCONTINUED OPERATIONS

    In accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," the Consolidated Financial Statements reflect New U S WEST as a discontinued operation. The assets and liabilities, revenues and expenses, and the cash flows of New U S WEST have been separately classified in the Consolidated Balance Sheets, Statements of Operations, and Statements of Cash Flows.

    The Company has accounted for the distribution of New U S WEST common stock to the holders of Communications Stock, and to the holders of MediaOne Group Stock for the Dex Alignment as a discontinuance of the businesses comprising New U S WEST. The measurement date for discontinued operations accounting purposes is June 4, 1998, the date upon which Old U S WEST's shareowners approved the Separation. Because the distribution was non pro-rata, as compared with the businesses previously attributed to Old U S WEST's two classes of shareowners, it was accounted for at fair value. The distribution resulted in a gain of $24,461, net of $114 of Separation costs (net of tax benefits of $37). Separation costs included cash payments under severance agreements of $45 and financial advisory, legal, registration fee, printing and mailing costs. Separation costs also included a one-time payment to terminate the sale of the Minnesota cable systems.

                              MEDIAONE GROUP, INC.

NOTE 24: DISCONTINUED OPERATIONS (CONTINUED)

    Summarized financial information for the discontinued operations is as follows:

                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
SUMMARIZED FINANCIAL POSITION                                                                             1997
----------------------------------------------------------------------------------------------------  ------------
ASSETS
Cash and cash equivalents...........................................................................   $       27
Accounts and notes receivable--net..................................................................        1,717
Property, plant and equipment--net..................................................................       14,308
Other assets........................................................................................        1,344
                                                                                                      ------------
Total assets........................................................................................   $   17,396
                                                                                                      ------------
                                                                                                      ------------

LIABILITIES
Debt................................................................................................   $    5,715
Accounts payable, accrued liabilities and other.....................................................        4,260
Postretirement and other postemployment benefit obligation..........................................        2,534
Deferred income taxes and credits...................................................................          520
                                                                                                      ------------
Total liabilities...................................................................................   $   13,029
                                                                                                      ------------
                                                                                                      ------------
Net investment in assets of discontinued operations.................................................   $    4,367
                                                                                                      ------------
                                                                                                      ------------

SUMMARIZED OPERATING RESULTS                                                          1998       1997       1996
----------------------------------------------------------------------------------  ---------  ---------  ---------
Revenues..........................................................................  $   5,454  $  11,479  $  11,168
Operating income..................................................................      1,412      2,776      2,812
Income before income taxes, extraordinary item and cumulative effect of change in
  accounting principle............................................................      1,187      2,429      2,377
Income tax expense................................................................       (440)      (902)      (876)
                                                                                    ---------  ---------  ---------
Income before extraordinary item and cumulative effect of change in accounting
  principle.......................................................................        747      1,527      1,501
Extraordinary item--debt extinguishment--net of tax...............................     --             (3)    --
Cumulative effect of change in accounting principle--net of tax...................     --         --             34
                                                                                    ---------  ---------  ---------
Net income of discontinued operations.............................................  $     747  $   1,524  $   1,535
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                              MEDIAONE GROUP, INC.

NOTE 25: QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                       QUARTERLY FINANCIAL DATA
                                                                           ------------------------------------------------
                                                                              FIRST      SECOND       THIRD       FOURTH
                                                                             QUARTER     QUARTER     QUARTER      QUARTER
                                                                           -----------  ---------  -----------  -----------
1998
Sales and other revenues(1)..............................................   $     972   $     641   $     626    $     643
Income (loss) from continuing operations before income taxes.............        (328)      3,716        (244)        (506)
Income (loss) from continuing operations.................................        (222)      2,174        (184)        (338)
Income from discontinued operations - net of tax(2)......................         434      24,774      --           --
Net income (loss)(2).....................................................         212      26,615        (184)        (338)

MEDIAONE GROUP STOCK:
Basic earnings (loss) per common share:
  Income (loss) from continuing operations...............................   $   (0.38)  $    3.46   $   (0.32)   $   (0.58)
  Income from discontinued operations per common share...................        0.14       40.28      --           --
  Total basic earnings (loss) per common share...........................       (0.24)      43.19       (0.32)       (0.58)

Diluted earnings (loss) per common shares................................
  Income (loss) from continuing operations...............................   $   (0.38)  $    3.24   $   (0.32)   $   (0.58)
  Income from discontinued operations per common share...................        0.14       37.53      --           --
  Total diluted earnings (loss) per common share.........................       (0.24)      40.27       (0.32)       (0.58)

COMMUNICATIONS STOCK:
Earnings from discontinued operations per common share:
  Basic earnings.........................................................   $    0.72   $    0.50   $  --        $  --
  Diluted earnings.......................................................        0.72        0.49      --           --

1997
Sales and other revenues(3)..............................................   $     920   $     981   $     974    $     972
Loss from continuing operations before income taxes......................        (270)       (252)       (342)        (343)
Loss from continuing operations..........................................        (190)       (181)       (226)        (230)
Income from discontinued operations--net of tax(4).......................         420         416         420          268
Net income...............................................................         230         238         191           38

MEDIAONE GROUP STOCK:
  Basic and diluted loss from continuing operations per common share.....   $   (0.33)  $   (0.31)  $   (0.40)   $   (0.40)
  Basic and diluted earnings from discontinued operations per common
    share................................................................        0.13        0.14        0.14         0.16
                                                                           -----------  ---------  -----------  -----------
  Total basic and diluted loss per MediaOne Group Stock common share.....   $   (0.20)  $   (0.17)  $   (0.26)   $   (0.24)
                                                                           -----------  ---------  -----------  -----------
                                                                           -----------  ---------  -----------  -----------

COMMUNICATIONS STOCK:
  Basic and diluted earnings from discontinued operations per common
    share................................................................   $    0.70   $    0.69   $    0.69    $    0.35
                                                                           -----------  ---------  -----------  -----------
                                                                           -----------  ---------  -----------  -----------

                              MEDIAONE GROUP, INC.

NOTE 25: QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)
------------------------

(1) Sales and other revenues include revenues related to the domestic wireless operations of $341 and $20 for the first and second quarters of 1998, respectively. The domestic wireless operations were sold on April 6, 1998.

(2) Income from discontinued operations includes $87 and $72 related to Dex, and $347 and $241 related to the Communications Group for the first and second quarters of 1998, respectively.

(3) Sales and other revenues include revenues related to the domestic wireless operations of $335, $363, $373 and $357 for the first, second, third and fourth quarters of 1997, respectively

(4) Income from discontinued operations includes $81, $84, $84 and $98 related to Dex, and $339, $332, $336 and $170 related to the Communications Group for the first, second, third and fourth quarters of 1997, respectively.

    First-quarter 1998 net income includes net income of $15 ($0.03 per share of MediaOne Group Stock) related to the domestic wireless businesses and a gain of $10 ($0.02 per share of MediaOne Group Stock) related to the sale of a cable programming investment. Second-quarter 1998 net income includes a gain of $24,461 ($40.16 per share of MediaOne Group Stock) related to the Separation, a gain of $2,257 ($3.71 per share of MediaOne Group Stock) related to the sale of MediaOne Group's domestic wireless businesses, gains of $14 ($0.02 per share of MediaOne Group Stock) related to various investment sales, net income of $5 ($0.01 per share of MediaOne Group Stock) related to the domestic wireless businesses, and a charge of $333 ($0.55 per share of MediaOne Group Stock) for the early extinguishment of debt. Third-quarter 1998 net income includes gains of $2 (no per share impact) on sales of miscellaneous domestic cable systems and a charge of $25 ($0.04 per share of MediaOne Group Stock) related to an interest rate swap agreement which did not qualify for deferral accounting. Fourth-quarter 1998 net income includes gains of $18 ($0.03 per share of MediaOne Group Stock) related to sales of various investments, a charge of $100 ($0.16 per share of MediaOne Group Stock) related to a write-down to zero of the Company's investment in PrimeStar, and a charge of $18 ($0.03 per share of MediaOne Group Stock) related to the termination of an interest rate swap agreement and the purchase of an interest rate option.

    First-quarter 1997 net income includes a gain of $31 ($0.05 per share of MediaOne Group Stock) related to the sale of MediaOne Group's wireless interest in France and net income of $25 ($0.04 per MediaOne Group Stock) related to the domestic wireless businesses. Second-quarter 1997 net income includes net income of $29 ($0.05 per MediaOne Group Stock) related to the domestic wireless businesses, a gain of $25 ($0.04 per share of MediaOne Group Stock) related to the sales of TCG and Time Warner shares and a gain of $3 (no per share MediaOne Group Stock impact) on the early extinguishment of debt. Third-quarter 1997 net income includes net income of $32 ($0.05 per MediaOne Group Stock) related to the domestic wireless businesses, a gain of $7 ($0.01 per share of MediaOne Group Stock) related to sales of TCG shares and a charge of $3 (no per share MediaOne Group Stock impact) for the early extinguishment of debt. Fourth-quarter 1997 net income includes a $120 charge ($0.20 per share of MediaOne Group Stock) related to Asian investments. Also included is a gain of $89 ($0.15 per share of MediaOne Group Stock) related to the sale of TCG shares, a gain of $80 ($0.13 per share of MediaOne Group Stock) on the sale of Fintelco, a gain of $17 ($0.03 per share of MediaOne Group Stock) from the sale of an international directories investment and a net loss of $3 ($0.01 per share of MediaOne Group Stock) related to the domestic wireless businesses.

                              MEDIAONE GROUP, INC.

NOTE 25: QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

                                                                               MARKET PRICE
                                                                             (WHOLE DOLLARS)
                                                                    ----------------------------------
PER SHARE MARKET AND DIVIDEND DATA                                     HIGH        LOW        CLOSE      DIVIDENDS
------------------------------------------------------------------  ----------  ----------  ----------  -----------
1998
MEDIAONE GROUP STOCK
  First quarter...................................................  $  37.1875  $  27.0000  $  34.7500   $  --
  Second quarter..................................................     44.2500     34.1875     43.9375      --
  Third quarter...................................................     50.1250     40.0000     44.4375      --
  Fourth quarter..................................................     47.0000     33.4375     47.0000      --
COMMUNICATIONS STOCK
  First quarter...................................................  $  56.7500  $  43.3750  $  54.6250   $  0.5350
  Second quarter (thru 6/12/98)(1)................................     58.0000     49.5625     50.5000      --

1997
MEDIAONE GROUP STOCK
  First quarter...................................................  $  20.6250  $  17.6250  $  18.5000   $  --
  Second quarter..................................................     22.3750     16.0000     20.2500      --
  Third quarter...................................................     24.2500     19.8125     22.3125      --
  Fourth quarter..................................................     29.1250     22.3125     28.8750      --
COMMUNICATIONS STOCK
  First quarter...................................................  $  37.2500  $  31.7500  $  33.8750   $  0.5350
  Second quarter..................................................     38.5000     31.1250     37.6875      0.5350
  Third quarter...................................................     39.4375     35.6250     38.5000      0.5350
  Fourth quarter..................................................     46.9375     36.8750     45.1250      0.5350

------------------------

(1) The Communications Stock was canceled on June 12, 1998, effective with the Separation.